U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              AMENDMENT NO. 3 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NORCAN VENTURES, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                      6770                        13-400420
  (State or other             (Primary Standard               (IRS Employer
  jurisdiction of         Industrial Classification         Identification No.)
   incorporation                Code Number)
 or organization)


  Suite 3132-595 Burrand Street, Vancouver, B.C. Canada V7X 1J1, (604) 609-6110
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)

                                    Copy to:
                              Joseph Sierchio, Esq.
                             Sierchio & Albert, P.C.
                         41 East 57th Street, 39th Floor
                            New York, New York 10022
                                 (212) 446-9500

          Approximate date of commencement of proposed sale to public:
 As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this form are to be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act of 1933, check the following box [_]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) number the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]




                                                       CALCULATION OF REGISTRATION FEE

                                             Maximum             Maximum                  Aggregate           Amount of
Title of Each Class of                     Amount to be        Offering Price             Offering           Registration
Securities to be Registered                 Registered          Per Share(1)                Price               Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
per share                                    4,000,000            $.03                    $120,000               $35.40
------------------------------------------------------------------------------------------------------------------------------------


(1) The shares will be offered and sold as follows: (a) in the United States only to members of Sierchio & Albert, P.C., who are counsel to the Company, by Mr. Gordon Keep, the Company's President and sole director, who will not receive any compensation or commissions with respect to such offers and sales; (b) in British Columbia, Canada by Mr. Ray Matthews, 3163 Greenleaf Place, Nanaimo, BC, V9T 1N8, pursuant to an agency agreement dated for reference November 30, 1998 (the "Agency Agreement"), between the Company and Mr. Matthews; and (c) in Switzerland by EHP Investments AG pursuant to an oral arrangement (the "Oral Arrangement") between the Company and EHP Investments AG. Pursuant to the Agency Agreement and the Oral Arrangement, each of Mr. Matthews and EHP Investments AG will receive as compensation for their services as agent a commission equal to 3% of the aggregate gross proceeds derived from sales of the shares effected by them and expense reimbursement of up to $500. See "Distribution of Securities."


(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.

     The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

               Furnished Pursuant to Item 501(b) of Regulation S-K
                  under the Securities Act of 1933, as amended


Item Number and Caption
in Registration Statement                                     Caption in Prospectus
-------------------------                                     ---------------------

1.     Forepart of the Registration Statement and        Front of Registration Statement;
       Outside Front Cover Page of Prospectus            Cover Page
2.     Inside Front and Outside Back Cover Pages
       of Prospectus                                     Inside Front and Outside Back Cover Pages
3.     Summary Information and Risk Factors              Prospectus Summary; Risk Factors
4.     Use of Proceeds                                   Use of Proceeds
5.     Determination of Offering Price                   Cover Page; Determination of Offering Price
6.     Dilution; Risk Factors                            Dilution; Risk Factors
7.     Selling Security Holders                          Not Applicable
8.     Plan of Distribution                              Cover Page; Distribution of Securities
9.     Legal Proceedings                                 Legal Proceedings
10.    Directors, Executive Officers,                    Directors, Executive Officers,
         Promoters and Controlling Persons                 Promoters and Controlling Persons
11.    Security Ownership of Certain                     Principal Stockholders
       Beneficial Owners and Management
12.    Description of Securities                         Description of Securities
13.    Interest of Named Experts and Counsel             Legal Opinions; Experts
14.    Disclosure of Commission's                        Distribution of Securities
         Position on Indemnification of
         Securities Act Liabilities
15.    Organization within Last Five Years               The Company; Plan of Operation; Risk Factors
16.    Description of Business                           Plan of Operation
17.    Management's Discussion and                       Plan of Operation
         Analysis or Plan of Operation
18.    Description of Property                           Proposed Business
19.    Certain Relationships and                         Certain Transactions
       Related Transactions
20.    Market for Common Equity                          Cover Page; Description of Securities; and
       Related Stockholder Matters                       Risk Factors
21.    Executive Compensation                            Directors, Executive Officers,
                                                         Promoters and Control Persons
22.    Financial Statements                              Financial Statements
23.    Changes in and Disagreements                      Not Applicable
       with Accountants on Accounting
       and Financial Disclosure

                                   PROSPECTUS
                              NORCAN VENTURES, INC.
                            (A Delaware Corporation)
          The offer and sale of up to 4,000,000 Shares of Common Stock
                         OFFERING PRICE - $.03 PER SHARE

Norcan Ventures, Inc. (the "Company") is a recently organized corporation, formed for the purpose of acquiring or merging with an unspecified operating business. As such, the Company is a blank check company as defined in Rule 419 of Regulation C ("Rule 419") as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). This Prospectus relates to the offer and sale by the Company of a maximum of 4,000,000 and a minimum of 3,000,000 Shares (the "Shares") of common stock, $.001 par value ("Common Stock"). See "Description of Securities."

     THIS BLANK CHECK OFFERING IS SUBJECT TO THE PROVISIONS OF RULE 419. ACCORDINGLY, THE OFFERING PROCEEDS AND THE SECURITIES PURCHASED BY INVESTORS (RESPECTIVELY, THE "DEPOSITED FUNDS" AND "DEPOSITED SECURITIES"), LESS 10% OF THE DEPOSITED FUNDS, WHICH WILL BE DELIVERED TO THE COMPANY AS PERMITTED BY RULE 419, WILL BE HELD IN ESCROW (THE "RULE 419 ESCROW") SUBJECT TO THE SATISFACTION OF THE PROVISIONS OF THE RULE 419 ESCROW.

     The Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to Rule 419, a new prospectus (the "Re-Offer Prospectus"), which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors prior to consummation of an acquisition. Unless a sufficient number of investors (representing at least 80% of the maximum Offering Proceeds) elect to remain investors, all investors will be entitled to the return of a pro-rata portion of the Deposited Funds (and any interest earned or dividends paid thereon) and none of the Deposited Securities will be issued to investors. If a sufficient number of investors elect to remain investors the acquisition described in the Re-Offer Prospectus will be consummated; however, the Company must return the pro-rata portion of the Deposited Funds (and any interest earned or dividends paid thereon) to any investor who does not elect to remain an investor. In the event an acquisition is not consummated within 18 months of the effective date of the Registration Statement of which this prospectus is a part, the Deposited Funds (and any interest earned or dividends paid thereon) will be returned on a pro-rata basis to all investors. See "Investors' Rights and Substantive Protection under Rule 419."

                                   ----------

THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS"

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------------------------------------
                                            Price to the          Maximum                Proceeds to the
                                            Public (1)            Commissions (1)        Company (2)(3)
----------------------------------------------------------------------------------------------------------
Per Share
 Total - 3,000,000 Shares (Minimum)        $        .03          $       .001           $       .029
         4,000,000 (Maximum)                  90,000.00              2,700.00              86,300.00
                                             120,000.00              3,600.00             115,400.00
----------------------------------------------------------------------------------------------------------

                          (See notes on following page)

                                   ----------



                The date of this Prospectus is ___________, 1999

(Footnotes for cover page)

(1) The Shares are being offered (the "Offering" or "Blank Check Offering") directly by the Company on a "best efforts, all or none basis" with respect to the first 3,000,000 Shares and on a "best efforts basis" with respect to the remaining 1,000,000 Shares. Proceeds of the offering will be held in escrow pursuant to the terms of the Rule 419 Escrow (as defined below). See "Distribution of Securities."

     Unless at least 3,000,000 Shares are sold within 150 days of the date of this Prospectus, which period may be extended for an additional 30 days (collectively, the "Offering Period"), in the sole discretion of the Company, the Offering will terminate and all funds theretofore received from subscribers will be promptly returned (along with any interest earned or dividends paid thereon). Therefore, in the event that the minimum number of Shares is not sold, prospective investors' funds may be held in escrow for as long as 180 days before they are returned by the Escrow Agent.


     The terms of the Escrow Agreement which have been included therein to comply with Rule 419 (the "Rule 419 Escrow Provisions") will govern the treatment of the Shares purchased by investors and the investors's funds tendered in payment thereof. Pursuant to the Rule 419 Escrow Provisions, the certificates evidencing the Shares will be promptly deposited into the Rule 419 Escrow upon issuance. The proceeds of the Offering, after the release to the Company of an amount equal to 10%, on an aggregate basis, of the proceeds of the Offering (up to an aggregate of $12,000 if the maximum number of Shares is sold), will remain deposited in the Rule 419 Escrow pending (i) consummation of an acquisition in accordance with Rule 419 or
     (ii) the expenditure of 18 months from the date of this Prospectus. See "Investors' Rights and Substantive Protection Under Rule 419." Consequently, after delivery to the Company of 10% of the proceeds, as permitted by Rule 419, the net amount to be maintained in the Rule 419 Escrow is $81,000 if the minimum number of Shares is sold and $108,000 if the maximum number of Shares is sold (plus any interest earned or dividends paid thereon). See "Note 3" below.The Company will use a portion of the 10% of the proceeds released to it to pay (1) finders' fees of 3% of the gross proceeds of the Offering and (2) reimbursement of up to $1,000 in expenses with respect to the offer and sale of Shares .

(2) All offers and sales of Shares will be effected as follows: (a) in the United States, only to principals of the law firm of Sierchio & Albert, P.C., counsel to the Company (sometimes herein referred to as the "Company's Counsel"), who are also present stockholders of the Company, by Mr. Gordon Keep, the Company's President and sole director; (b) in British Columbia, by Mr. Ray Matthews (the "BC Placement Agent"), 3163 Greenleaf Place, Nanaimo, BC, V9T 1N8, as placement agent for the Company in British Columbia; and (c) in Switzerland by EHP Investments AG (the "Swiss Placement Agent"), Burglistrasse 6, Postfach 8027, Zurich, Switzerland as the Company's placement agent in Switzerland. Each of Mr. Matthews and EHP Investments AG will receive finders' fees/commissions equal to 3% of the gross proceeds of the sales effected by them and up to $500 each in expense reimbursement. Neither EHP Investments nor Mr. Matthews is required to register as a broker/dealer and each is permitted to offer securities and receive compensation therefor under applicable local law. Neither EHP Investments AG nor Mr. Cocks is a US Person (as defined in Regulation S as promulgated under the Securities Act) or maintains a place of business in the United States. See "Distribution of Securities."

     Under the terms of the agreements with each of EHP Investments AG and Mr. Cocks, each has agreed to conduct the placement under applicable law and only to residents of the jurisdictions in which each of the EHP Investments AG and Mr. Cocks, as the case may be, is authorized to act as a placement agent and to receive compensation for such services.

     Mr. Keep will not receive any compensation for his services in connection with the sales of Shares. The Company's officers , directors and principals of the Company's Counsel may, but are not obligated to, purchase Shares on the same terms and conditions as all other investors. However, any Shares purchased by the Company's officers , directors and principals of the Company's Counsel (a) will not be included in determining whether the minimum offering criteria has been satisfied and (b) will be acquired for investment purposes and not with an intention to resell such Share shortly thereafter. However, Shares purchased by the Company's existing stockholders and their affiliates (other than the Company's officers , directors and principals of the Company's Counsel) will be included in determining whether the minimum offering criteria has been satisfied. There is no minimum or maximum number of Shares that the officers , directors and principals of the Company's Counsel of the Company and/or their affiliates may purchase. See "Risk Factors."

(3) To date the Company has incurred organizational costs of approximately $500 and expects to incur filing, printing, legal, accounting and miscellaneous expenses relating to the Offering estimated at $30,000. The Company will pay 3% of the gross offering proceeds as finders' fees and up to an aggregate of $1,000 in reimbursement of finders' expenses. Thus, if the Company pays full finders' fees and expenses in connection with the sales of shares effected through or by finders, the proceeds to the Company will be $86,300 if the minimum number of Shares are sold and $115,400 if the maximum number of Shares are sold. Ten (10%) percent of the Offering proceeds prior to the payment of such finders' fees ($9,000 if the minimum number of Shares is sold and $12,000 if the maximum number of Shares is sold) will be delivered to the Company as permitted by Rule 419 and will be used to pay these expenses. The balance of the expenses will be paid from the Company's working capital derived from private placements of equity securities previously consummated; or, if necessary, from borrowed funds to the extent available to the Company on terms it deems acceptable. The Company anticipates incurring additional expenses of approximately $40,000 to effectuate a Business Combination (as hereinafter defined) and to prepare a post-effective amendment to the registration statement. See "Plan of Operation."

                PROHIBITION AGAINST SELLING DEPOSITED SECURITIES

RULE 15g-8 PROMULGATED PURSUANT TO THE EXCHANGE ACT MAKES IT UNLAWFUL FOR ANY PERSON TO SELL OR OFFER TO SELL THE DEPOSITED SECURITIES (OR ANY INTEREST IN OR RELATED TO THE DEPOSITED SECURITIES). THUS, INVESTORS ARE PROHIBITED FROM MAKING ANY ARRANGEMENTS TO SELL THE DEPOSITED SECURITIES UNTIL THEY ARE RELEASED FROM THE ESCROW ACCOUNT (SEE "RISK FACTORS - PROHIBITIONS PURSUANT TO RULE 15G-8 UNDER THE EXCHANGE ACT TO SELL OR OFFER TO SELL SHARES IN THE RULE 419 ACCOUNT.")

Prior to this offering there has been no public market for the Shares. No trading in the Shares can be effected during the term of the Rule 419 Escrow. There can be no assurance that any trading market in the Shares will develop hereafter or if it does develop, that it will be sustained. The Company has no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading marking for the Shares of Common Stock offered hereby.

The public offering price has been arbitrarily determined by the Company and bears no relationship to the Company's assets, prospective earnings, book value or any other recognized criteria of value. This offering will be conducted by the Company without use of a professional underwriter or securities dealer. See "Risk Factors" and "Distribution of Securities."

                           STATE SECURITIES REGULATION

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

IN THE UNITED STATES, THE COMPANY WILL OFFER AND SELL SHARES ONLY IN NEW YORK TO PRINCIPALS OF THE FIRM OF SIERCHIO & ALBERT, P.C., COUNSEL TO THE COMPANY; MESSRS. JOSEPH SIERCHIO AND STEPHEN ALBERT, PRINCIPALS OF THE FIRM, ARE PRESENT STOCKHOLDERS OF THE COMPANY. AS SUCH, THE COMPANY HAS FILED FORM M-11 WITH THE STATE OF NEW YORK REGISTERING THE SHARES FOR OFFER AND SALE IN NEW YORK.

THE COMPANY WILL OFFER SHARES IN THE PROVINCE OF BRITISH COLUMBIA, CANADA PURSUANT TO THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTIONS 46(j), 75(a) AND 128(a) & (b) OF THE BRITISH COLUMBIA SECURITIES RULES BC REG 194/97.

THE COMPANY WILL OFFER SHARES IN SWITZERLAND TO NO MORE THAN 20 PERSONS IN ACCORDANCE WITH THE EXEMPTION FROM PROSPECTUS DELIVERY REQUIREMENTS AFFORDED BY THE SWISS CODE OF OBLIGATIONS AND SWISS STOCK EXCHANGE AND SECURITIES TRADERS ACT AND ITS IMPLEMENTING ORDINANCES.

                                   ----------

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF AN OFFER TO PURCHASE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER, WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT TO REJECT ANY OFFER IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED HEREBY.

     In order to subscribe for Shares, a Subscription Application in the form attached to this Prospectus and a check made payable to the Firstrust Savings Bank as Escrow Agent and forwarded along with the Subscription Agreement to the Company at 3123-595 Burrand Street, Vancouver, B.C. Canada V7X 1J1.

                              AVAILABLE INFORMATION

The Company intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent public accounting firm and intends to make available quarterly reports for the first three quarters of each year containing unaudited financial information.

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be examined at the Commission's principal office, Room 1024, 450 Fifth Street, N.W., Washington, D. C. 20549, the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and the Midwest Regional Office of the Commission, Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 where copies may be obtained upon payment of the fees prescribed by the Commission. Descriptions contained in this Prospectus as to the contents of any contract or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. The Company will provide without charge to each person who receives a Prospectus, upon written request of such person, a copy of any of the information that is incorporated by reference in the Prospectus.

                               PROSPECTUS SUMMARY

The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in the Prospectus and in the Registration Statement.

The Company

     The Company was organized under the laws of the State of Delaware on April 8, 1998, under the name Norcan Ventures, Inc. for the purpose of acquiring or merging with an unspecified operating business. As such, the Company is a "blank check company" as defined in Rule 419. The Company, since its incorporation, has not been engaged in any business activities, other than those described herein. The Company intends to effect a merger, exchange of capital stock, asset acquisition or other similar business combination or acquisition (a "Business Combination") with as yet an unidentified business entity (the "Acquired Business"). Other than general corporate activities, including but not limited to the negotiation and consummation of a Business Combination, the Company will not engage in any substantive commercial business immediately following this offering until such time as it has effected a Business Combination. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and the Company has not identified any specific business or company for investigation and evaluation. It is likely that the Company will have the ability to effect only a single Business Combination. None of the Company's officers and directors, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements, or understandings with any representative of the owners of any Acquired Business regarding the possibility of a Business Combination.

     The Company's officers and directors (collectively the "Management") do not expect to become involved as management in the aforementioned businesses and will hire presently unknown and unidentified individuals as management for the aforementioned ventures. Management will have complete and absolute discretion in selecting the business activities in which the Company will engage. No assurance can be given that Management will be able to locate or acquire an attractive business or property or that the Company will be able to operate or acquire such on a profitable basis. The Company has not yet engaged in any operations.

     No assurance can be given that the net proceeds of the maximum offering of this Blank Check Offering or any lesser net amount will be sufficient to accomplish the Company's goals or that any Acquired Business will become profitable. In the event that substantially less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely affected in that the Company may find it even more difficult, if not impossible, to realize its goals. If such proceeds are insufficient, the Company may be required to seek additional capital. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to the Company. In the event that Management determines that the Company is unable to conduct any business whatsoever, Management, subject to the requirements of Rule 419, which provides that the Deposited Funds will be returned on a pro-rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this Prospectus, will, in its sole discretion, seek stockholder approval to liquidate the Company. In the event such a liquidation were to occur at some point in time after the Company's compliance with the provisions of Rule 419, all stockholders of the Company including those owning shares purchased privately at less than the public offering price, will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares). While Management has not established any guidelines for determining at what point in time it might elect to discontinue its efforts to effectuate an acquisition, Management is subject to the 18 month time frame set forth in Rule 419 in which to effect an acquisition.

     The Company's address is 3123-595 Burrand Street, Vancouver B.C. Canada, V7X 1J1.

The Offering

     The Offering is being conducted as a blank check offering in accordance with Rule 419. A maximum of 4,000,000 and a minimum of 3,000,000 Shares are being offered for sale hereby at a price of $.03 per Share. The Shares are offered on an all or none basis with respect to the first 3,000,000 Shares and on a best efforts basis as to the balance of the 4,000,000 Shares. To subscribe for Shares, a Subscription Application in the form attached to this prospectus and a check made payable to Firstrust Savings Bank, as Escrow Agent should be forwarded to the Company at 3123-595 Burrand Street, Vancouver B.C., Canada V7X 1J1. All offers and sales of Shares will be effected as follows: (a) in the United States, only to principals of the law firm of Sierchio & Albert, P.C., counsel to the Company, who are also present stockholders of the Company, by Mr. Gordon Keep, the Company's President and sole director; (b) in British Columbia, by Mr. Ray Matthews, 3163 Greenleaf Place, Nanaimo, BC, V9T 1N8, (the "BC Placement Agent"), as placement agent for the Company in British Columbia; and
(c) in

Switzerland, by EHP Investments AG (the "Swiss Placement Agent"), Burglistrasse 6, Postfach 8027, Zurich Switzerland as the Company's placement agent in
Switzerland. Each of EHP Investments AG and Mr. Matthews will receive finders' fees/commissions equal to 3% of the gross proceeds of the sales effected by them and up to $500 each in expense reimbursement. Neither EHP Investments AG nor Mr. Matthews is required to register as a broker/dealer; and, each is permitted to offer securities and receive compensation therefor under applicable local law. Mr. Keep will not receive any compensation or commissions with respect to any offers and sales except for reimbursement for reasonable expenses incurred on behalf of the Company. The Company's directors, officers and principals of the Company's Counsel may purchase Shares on the same terms and conditions as all other investors; however, any such purchases will not be included in calculating whether the minimum number of Shares have been sold. However, Shares purchased by the Company's existing stockholders and their affiliates (other than the Company's officers , directors and principals of Company's Counsel) will be included in determining whether the minimum offering criteria has been satisfied. Purchase of Shares by the Company's officers, directors and principals of the Company's Counsel (and their respective affiliates) are for investment purposes and not with the intention of reselling such Shares shortly thereafter.


     Presently there are 1,000,100 shares of Common Stock issued and outstanding; after the completion of this offering there may be a maximum of 5,000,100 shares and a minimum of 4,000,100 shares of Common Stock issued and outstanding.

     At the completion of this offering, the present officers and directors of the Company will own approximately 1.0% of the then outstanding shares if the maximum number of Shares is sold and 1.2% of the then outstanding shares if the minimum number of Shares is sold and assuming they do not acquire any Shares in the Offering.

     The Company may, in its sole discretion, terminate the Offering at any time prior to the sale of the minimum number of shares and thereafter conclude the Offering prior to the sale of the maximum number of shares.

     The Offering may be consummated upon the sale of at least 3,000,000 shares for an aggregate price of $90,000. If the minimum number of Shares is not sold, the proceeds (along with interest thereon) will be returned to the subscribers in compliance with Rule 10b-9 of the Exchange Act. However, if the minimum number of shares is sold, the rights of the subscribers to a return of the subscription proceeds (together with interest thereon) will be governed by Rule
419. Accordingly, if only the minimum number of shares is sold and the Company files a post-effective amendment with respect to the Reconfirmation Offer, it is possible that if 80% in interest of the subscribers reconfirm their investment, to the extent that there are subscribers who do not reconfirm their investment, the Company may effect the Business Combination with less than the minimum number of Shares having been released from the Rule 419 Escrow (and hence with less than the $90,000 minimum gross proceeds available to the Company). See "Risk Factors - Return of Total Subscription Amount Not Guaranteed".

Rule 419

     The Company, a blank check company, is conducting the Offering as a blank check offering subject to compliance with the Rule 419. Under Rule 419, investors have certain rights and will receive certain substantive protection. Accordingly, the Deposited Securities and the Deposited Funds will be deposited and held in Rule 419 Escrow until an acquisition meeting specific criteria is completed. Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released from escrow, the Company is required to amend the registration statement of which this Prospectus is part, with a post-effective amendment, and within the 5 days after the effective date thereof, the Company is required to furnish investors with the prospectus produced thereby containing the terms of a reconfirmation offer (the "Reconfirmation Offer") and information regarding the proposed acquisition candidate and its business, including audited financial statements.

     Pursuant to Rule 419, an investor must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm his investment and remain an investor or alternately, require the return of his investment (plus any interest earned or dividends paid thereon), less any amounts delivered to the Company as permitted under Rule 419. Any investor not making any decision within said 45 day period will automatically have his investment funds returned within 5 business days. Rule 419 further provides that if the Company does not complete an acquisition meeting the specified criteria within 18 months of the Effective Date, all of the Deposited Funds (and any interest earned or dividends paid thereon) in the Rule 419 Escrow must be returned to investors within 5 business days. If the offering period is extended to its limit (180 days), the Company, will have only 12 months in which to consummate a merger or acquisition. See "Investors' Rights and Substantive Protection Under Rule 419."

Determination of Offering Price

     The offering price of $.03 per Share has been arbitrarily determined by the Company. This price bears no relation to the Company's assets, book value, or any other customary investment criteria, including the Company's prior operating history. Among the factors considered by the Company in determining the offering price were estimates of the Company's business potential, the limited financial resources of the Company, the amount of dilution to public investors and the general conditions of the securities market.

Risk Factors

     The Company is presently in the development stage and consequently has not generated any income nor incurred any expenses except those incurred in its formation and in connection with the Offering. The Company does not expect to receive any revenues from operations until it consummates a Business Combination.

     Accordingly, an investment in the securities of the Company is highly speculative. Notwithstanding the substantive rights afforded investors by Rule 419, a purchase of shares involves extremely high risks, and potential investors should carefully review the entire Prospectus and, particularly, the sections relating to "Risk Factors," "Dilution" and "Use of Proceeds."

Use of Proceeds


     Under Rule 419, 10% of the offering proceeds (after payment of underwriting commissions, underwriting expenses and dealer allowances) may be, and in this instance will be, delivered to the Company; said 10% of the offering proceeds, up to an aggregate of $12,000 if the maximum number of Shares is sold, will be used to defray the cost incurred in connection with the Offering including the finders' fees and expense allowances.

     The Company will receive the balance of the Deposited Funds in the event a Business Combination is consummated pursuant to the provisions of Rule 419. The Deposited Funds will remain in the Rule 419 Escrow Account maintained by the Escrow Agent until the consummation of a Business Combination.

     The Company intends to apply the Deposited Funds, when available, to the payment of the costs and expenses incurred in attempting to effect a Business Combination, including selecting and evaluating an Acquired Business, structuring and consummating a Business Combination and the preparation and filing of a post-effective amendment detailing the Reconfirmation Offer pursuant to Rule 419. Rule 419 requires that the fair value of any Acquired Business be equal to at least 80% of the maximum offering proceeds. See "Use of Proceeds."

Transfer Agent

     StockTrans, Inc., 7 East Lancaster Avenue, Ardmore, Pennsylvania, will act as the Company's transfer agent.

Escrow Agent

     The  Escrow  Agent  is  Firstrust   Savings  Bank,   1931  Cottman  Avenue,
Philadelphia, PA 19111.

                                  RISK FACTORS

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

     1. Rule 419 Generally. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update the registration statement with a post-effective amendment; within 5 business days after the effective date of any such post-effective amendment, the Company is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. According to the rule, the investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to remain an investor or require the return of their investment funds. Any investor not making any decision within said 45 day period is to automatically receive a return of his investment funds within 5 business days. Unless investors representing 80% of the maximum offering proceeds elect to remain investors, the consummation of an acquisition of or merger with a target business would be prevented, all of the deposited funds in the escrow must be returned to all investors and none of the securities will be issued. Consequently, notwithstanding the fact that a majority of investors may be in favor of a prospective Business Combination, such investors may nevertheless have to accept the return of their investment in accordance with Rule 419, if more than 20% of the Rule 419 Investors do not reconfirm their investment. Although not considered likely, officers and directors could acquire, on the same terms and conditions as other investors, up to 25% of the Shares; if they were to do so, of the remaining unaffiliated stockholders, only those holding 55% in value of the Shares offered would be required to vote in favor of a proposed acquisition. Rule 419 further provides that if the blank check company does not complete an acquisition meeting specified criteria within 18 months of the effectiveness of the initial registration statement of which this Prospectus comprises a part thereof, all of the Deposited Funds in the Rule 419 Escrow, less amounts deducted therefrom pursuant to Rule 419, must be returned to investors.

     2. Prohibition Pursuant to Rule 15g-8 Under Exchange Act to Sell or Offer to Sell Shares in Rule 419 Account. Rule 15g-8 of the Exchange Act provides that it is unlawful for any person to sell or offer to sell the Shares (or any interest in or related to the Shares) held in the Rule 419 account other than pursuant to a qualified domestic relations order as contemplated by the Act, which term the Company believes includes an order of a court of competent jurisdiction incorporating in an order of support or judgment of divorce provisions for property distribution and/or support. However, each investor is urged to consult with his own tax and legal counsel to determine the applicability of such exemption to his particular circumstances. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when, as, and if issued basis) are prohibited. Rule 15g-8 also prohibits sales of other interests based on or in the Shares, whether or not physical delivery is required.

     3. No Assurance Net Proceeds from Maximum Offering or Lesser Amount to be Sufficient to Realize Company's Goals. Although the Company anticipates having sufficient working capital, following the consummation of the Offering, to satisfy operating expenses for a period of at least 18 months, no assurance may be given that the net proceeds from the Offering, if the maximum number of Shares is sold or if any lesser amount is sold, will be sufficient to allow the Company to realize its goals and engage in a business venture chosen by the Company's management.

     4. Return of Total Subscription Proceeds Not Guaranteed. Rule 10b-9 of the Exchange Act provides for a guaranteed return of proceeds in contingent offerings when a certain minimum number of securities offered is not sold. The Offering may be consummated upon the sale of at least 3,000,000 Shares for an aggregate price of $90,000. If the minimum number of shares is not sold, the proceeds (along with interest thereto) will be returned to the subscribers in compliance with Rule 10b-9 of the Exchange Act. However, if the minimum number of Shares is sold thereby meeting the conditions of Rule 10b-9, the rights of the subscribers to a return of the subscription proceeds (together with interest thereto) will be governed by Rule 419. Accordingly, if only the minimum number of Shares is sold and the Company files a post-effective amendment with respect to the Reconfirmation Offer, it is possible that if 80% in interest of the Subscribers reconfirm their investment, to the extent that there are subscribers who do not reconfirm their investment, the Company may effect the Acquisition with less than the minimum number of Shares being distributed to the Stockholders and less than the full amount of the minimum proceeds being released to the Company. This may adversely affect the Company's ability to realize its goals. See "Risk Factors - No assurance Net Proceeds From Maximum Offering or Lesser Amount to be Sufficient to Realize Company's Goals."

     5. Recently Organized Company. The Company was only recently organized and has no operating history. The Company, therefore, must be considered promotional and in its early formative and development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise, especially in view of the relatively small size of this offering. There is nothing at this time upon which to base an assumption that the Company's business plan will prove successful, and there is no assurance that the Company will be able to operate profitably. The Company has limited resources and has had no revenues to date. Upon completion of the Offering, the present stockholders, assuming the sale of the maximum number of Shares and that no Shares are acquired, will own, in the aggregate, 20% of the then issued and outstanding shares of Common Stock. See "Risk Factors-Control by Present Stockholders."

     6. Time Spent by Management. Mr. Gordon Bruce Keep (sometimes herein referred to as "Management") is the Company's sole officer and director and is engaged in other activities; and, therefore, prior to the conclusion of the Offering, whether or not the maximum number of shares is sold, will devote only a minimal amount of time (not to exceed, in the aggregate, approximately 10 hours per week) to the Company's business. It is unlikely that the lack of full-time management may have a materially adverse effect upon the Company's business. At present, the Company has no employees. Even upon completion of the Offering, the present intention of the Company is to limit its employees to part-time secretarial and clerical help, except for management and employees of any Acquired Business that it may acquire. It is contemplated that after the Offering is consummated, Mr. Keep will spend such time in conducting the Company's affairs as may be necessary, including but not limited to the Company's efforts in connection with the Company seeking out potential target companies and consummating a Business Combination. At this time, the Company cannot speculate as to the specific amount of time that will be spent by Mr. Keep in conducting the Company's affairs. See "Directors, Executive Officers, Promoters and Control Persons."

     7. Experience of Management. Although Management has general business experience, potential investors should be aware that Management has limited experience in effecting business combinations and may not have any significant experience in acquiring or operating certain business interests that the Company might choose to acquire. Management does not have, nor does it presently intend to enter into, any contracts or agreements with any consultants or advisors with respect to its proposed business activities. Consequently, Management has not established the criteria that will be used to hire independent consultants regarding their experience, the services to be provided, the term of service, etc., and no assurance can be made that the Company will be able to obtain such assistance on terms acceptable to the Company. See "Plan of Operation."

     8. No Present Identification of Industry. The Company has neither conducted nor have others made available to it results of market research concerning the feasibility of a Business Combination with an Acquired Business. Therefore, Management has no assurance that market demand exists for an acquisition or merger as contemplated by the Company. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to consummate a Business Combination on terms favorable to the Company. See "Plan of Operation". The Company has not yet identified a prospective Acquired Business. There can be no assurance that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this offering than a direct investment, if such opportunity were available, in an Acquired Business. Purchasers of the Shares offered hereby, will have an opportunity to evaluate an Acquired Business to the extent permitted by Rule 419.

     To the extent the Company consummates a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risk of that industry. It is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefits from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurance that the Acquired Business will prove to be commercially viable.

     The Company's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks the Company's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include time delays, significant expense and loss of voting control.

     9. Stockholder Approval for Business Combination May Result in a Loss. After the sale of the minimum number of Shares, Rule 419 permits 10% of the net offering proceeds (after deducting maximum finders' fees and expenses) to be disbursed to the Company prior to the consummation of a Business Combination, which amount will, in fact be dispensed to the Company. As such, pursuant to Rule 419, 90% percent of the proceeds of this Offering, will be held in the Rule 419 Escrow pending, among other things, the consummation of a Business Combination which transaction must occur within 18 months of the Effective Date hereof. Accordingly, the investors herein may lose 10% or more of their investment if a significant number of investors do not confirm their investment so as to preclude the consummation of a Business Combination satisfying the criteria of Rule 419.

     10. Intense Competition. There are numerous firms which are larger than the Company, and which are also seeking to effect business acquisitions similar to those contemplated by the Company. Such companies may be in a better position to finance such subsidiaries and to offer incentives to management to run the subsidiaries and to supervise them. The Company will thus encounter intense competition in the organizing or purchasing of businesses which it hopes may prove to be profitable.

     11. Potential Future 144 Sales. Of the 30,000,000 shares of the Company's Common Stock authorized, there are presently issued and outstanding 1,000,100 none of which are being registered pursuant hereto; all are "restricted securities" as that term is defined under the Act, and in the future may be sold in compliance with Rule 144 of the Act, or pursuant to a Registration Statement filed under the Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to 1% of the Company's outstanding common stock every 3 months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule 15c2-11 thereunder. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company and who has satisfied a 3 three year holding period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of the Company's securities in any market that may develop for such shares. None of the presently outstanding shares will be available for sale under Rule 144 until at least March, 1999.

     12. Possible Issuance of Additional Shares. The Company's Certificate of Incorporation, authorizes the issuance of 30,000,000 shares of Common Stock. Upon the sale of the maximum number of Shares offered hereby, approximately 83% of the Company's authorized shares will remain unissued. The Company's Board of Directors has the power to issue any or all of such additional shares without stockholder approval. Management presently anticipates that it may choose to issue a substantial amount of such shares to acquire business interests or other types of property in the future, or may, following a Business Combination issue Shares for the purpose of raising additional capital. However, the Company presently has no commitments, contracts or intentions to issue any additional shares. Potential investors should be aware that any such stock issuances may result in a reduction of the book value or market price, if any, of the then outstanding shares. If the Company issues additional shares, such issuance will reduce the proportionate ownership and voting power of the other stockholders. Also, any new issuance of shares may result in a change of control of the Company. See "Plan of Operation -Form and Structure of Acquisition."

     13. Conflicts of Interest. Several of the Company's principal stockholders engage in other business activities similar or dissimilar to those engaged in by the Company, including the formation of other blind pool companies. Specifically, four of the Company's principal stockholders are also principal stockholders and/or officers and directors of three other companies, namely Intertech Ventures, Inc., Northtech Ventures, Inc. and Worldwide Tech, Inc. (collectively, the "Related Companies"), each of which has filed a registration statement with the Commission for the purpose of effecting an Offering of their respective securities pursuant to Rule 419. As such, the Company is under common control with the Related Companies. If and when their respective registration statements are declared effective, the Related Companies will be competing directly with the Company for other business opportunities. See "Risk Factors." If these other companies are successful, the principal stockholders may, although there is no assurance that they will do so, invest in additional companies whose business plan would be to effect Rule 419 offerings, thereby exacerbating the competitive environment in which the Company must operate. To the extent that such stockholders engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest in, rather than diverting such opportunities to the Company. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in their participation in other business transactions.

     In order to resolve conflicts of interest, to the extent possible, arising from the common control of the Company with other blind pool companies, the Company and the Related Companies have established the following guidelines:

     (a) if the business opportunity is identified by an officer or director of the Company, notwithstanding that such person is also a principal stockholder of a Related Company, the business opportunity will be directed to the Company;

     (b) if the business opportunity is identified by a person who is a principal stockholder of the Company but not an officer of the Company or of a Related Company, the business opportunity will be directed to either the Company or to a Related Company in order of the effective dates of the completion of their respective Rule 419 offerings; to the extent that the company to whom the business opportunity was directed declines to accept the business opportunity, it will be offered to the Company which next completed its Rule 419 Offering; and

     (c) if the individual responsible for identifying the business opportunity is an officer and/or director of more than one Related Company, the business opportunity will be presented to those companies in the order in which their offerings were completed.

     While the Company and its Management intend that no shares of the Company's Common Stock will be sold by any officers, directors or greater than 10% stockholders or persons who may be deemed promoters of the Company without affording all stockholders of the Company a similar opportunity, Management may, nevertheless, actively negotiate or otherwise consent to the purchase of all or a portion of their shares of Common Stock as a condition to or in connection with a proposed merger or acquisition transaction. It is noted that Management may be deemed to have paid approximately $.02 per share of Common Stock owned by Management. In connection with any such stock purchase transaction, it is possible that a premium may be paid for Management's share of Common Stock and that public investors in the Company may not receive any portion thereof in the event such premium may be paid. Any transaction structured in such manner may present Management with conflicts of interest and as a result of such conflicts, may possibly compromise Management's fiduciary duties to the Company's stockholders, as the potential would therefore exist for members of Management to consider their own personal pecuniary benefit rather than the best interest of the Company's other stockholders. Further, the Company's other stockholders may not be afforded an opportunity to otherwise participate in any particular stock buy-out transaction. Additionally, in any such transaction, it is possible, although not presently intended, that the Company may borrow funds to be used directly or indirectly to purchase Management's shares. Proceeds from this Blank Check Offering will not be utilized directly or indirectly to purchase Management's shares.


     14. Best Efforts Placement. The Company has entered into the Agency Agreement with the BC Placement Agent and the Oral Arrangement with the Swiss Placement Agent. Each of the Agency Agreement and the Oral Arrangement provides for the offering of the Shares on a best efforts basis; Accordingly, no assurance can be given that the minimum number of Shares will be sold. The Company and Mr. Keep are not registered as brokers or dealers under Section 15 of the Securities Exchange Act of 1934, as amended and although the Company and Mr. Keep do not believe that registration thereunder is required, in the view of the staff of the Commission they may not be able to rely on the safe harbor exemption from such registration provided by Rule 3a4-1. Accordingly, the company and its officers and directors will be relying on the opinion of the Company's Counsel that it and its officers may effect the distribution of the Shares without registering as broker and/or dealer under Section 15 of the Exchange Act. Shares will be offered outside the United States by each of the BC Placement Agent and the Swiss Placement Agent, as the case may be, each of whom is qualified to act as such and to receive compensation therefor under applicable local law.

     15. Risks of Leverage; Debt of An Acquired Business. There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a business combination or otherwise finance the operations of any acquired business. The amount and nature of any borrowings by the Company will depend on numerous factors, including the Company's capital requirements, the Company's perceived ability to meet debt services on any such borrowings, and then-prevailing conditions in the financial markets as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, will be available on terms deemed to be commercially acceptable and in the best interest of the Company. The inability of the Company to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into an acquired business, may have a material adverse affect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring of indebtedness, including (i) if the Company's operating revenues after the Business Combination were to be insufficient to pay debt service, there would be a risk of default and foreclosure on the Company's assets; (ii) if a loan agreement contains covenants that require the maintenance of certain financial ratios or reserves, and any such covenant is breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if the Company has made all principal and interest payments when due; (iii) if the interest rate on a loan fluctuated or the loan was payable on demand, the Company would bear the risk of variations in the interest rate or demand for payment; and (iv) if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, the Company might be required to seek additional financing and, to the extent that additional financing is not available on acceptable terms, to liquidate its assets. Furthermore, an acquired business may already have previously incurred debt financing and, therefore, the risks inherent thereto, as discussed above. See "Use of Proceeds" and "Plan of Operation - Form and Structure of Acquisitions."

     16. Possible Need for Additional Financing of Acquired Business. In the event of a consummation of a Business Combination, the Company cannot ascertain with any degree of certainty the capital requirements for any particular acquired business inasmuch as the Company has not yet identified any prospective Acquired Business candidates. To the extent the Business Combination results in the acquired business requiring additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, the acquired business not having sufficient (i) credit or operating history; (ii) income stream; (iii) profit level; (iv) asset base eligible to be collateralized; or
(v) market for its securities. Although there are no agreements between the Company and any of its officers and/or directors pursuant to which the Company may borrow and such officers and/or directors are obligated to lend the Company monies, there are no restrictions on the Company to borrow money, including, but not limited to, loans from officers and directors. No stockholder approval is required in connection with any such loans.

     As no specific Business Combination or industry has been targeted, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not become available. There can be no assurance that, in the event of a consummation of a Business Combination, sufficient financing to fund the operations or growth of the acquired business will be available upon terms satisfactory to the Company, nor can there be any assurance that financing would be available at all.

     17. Investment Company Act Considerations. The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting,owning,holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. There can be no assurance that the Company will not be deemed to be an investment company, especially during the period prior to a Business Combination, although the Company intends to take all measures possible to avoid such classification. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse affect on the Company. The Company intends to take all measures possible to avoid such characterization of the Company. See "Plan of Operation."

     18. Tax Considerations. As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective stockholders. There can be no assurance, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Acquired Business and their respective stockholders. The Company files its income taxes on a calendar year basis.

     19. Change of Control. In the event that the Company effects a Business Combination by issuing additional common stock, the present stockholders of the Company may no longer have control of the Company. Although the Company has no present plans, understandings or arrangements with respect to any Business Combination, the successful completion of such a transaction could result in a change in control of the Company. This could result from the issuance of a large percentage of the Company's authorized securities or the sale by the present stockholders of all or a portion of their stock or a combination thereof. Any change in control may also result in the resignation or removal of the Company's present officers and directors. If there is a change in Management, no assurance can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired.

     20. No Dividends. The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors.

     21. Arbitrary Determination of Offering Price. Prior to this offering, there has been no public trading market for the Shares. The initial public offering price of the Shares has been arbitrarily determined by the Company and does not bear any relationship to such established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by the Company were the lack of operating history of the Company, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of the Company, and the current market conditions in the over-the-counter market.

     22. Dilution; Disparity of Consideration. Assuming the sale of the maximum number of Shares (based on the Company's financial statements as of July 10, 1998), new investors will incur an immediate dilution of approximately $.01 per share after the offering of the maximum number of Shares is consummated. The existing stockholders of the Company acquired their shares of Common Stock at a price of $.01 (or less) per share which is $.02 per share lower than the offering price of the Shares. Accordingly, new investors will bear virtually all of the risks inherent in an investment in the Company. See "Dilution." No resale of the Shares can be effected until the same are released from the Rule 419 Escrow.

     23. Year 2000 Risks. Currently the Company does not rely on any computer or computer programs that will materially impact the operations of the Company in the event of a Year 2000 disruption. However, like any other company, advances and changes in available technology can significantly impact its business and operation. Consequently, although the Company has not identified any specific year 2000 issues, the "Year 2000" problem creates risk for the Company from unforeseen problems in computer systems which the Company may acquire in the future or the computer systems of third parties, including but not limited to any acquisition candidate and/or financial institutions, with whom it transacts business. Such failures of the Company and/or third parties' computer systems could have a material impact on the Company's ability to conduct its business. Prior to effecting a Business Combination, the Company intends to assess the Year 2000 Risks associated with the Acquired Business. See "Plan of Operation".

     24. Penny Stock Rules.

     Under Rule 15g-9, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

          (1)  such sale or purchase is exempt from Rule 15g-9; or

          (2) prior to the transaction the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

     The Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average revenue of at least $6,000,000 for the preceding three years; (b) except for purposes of
Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; (c) and a security that is authorized or approved for authorization upon notice of issuance for quotation on the National Association of Securities Dealers Automated Quotation System.

     It is likely that the Company's Common Stock will be subject to the regulations on penny stocks; consequently, the market liquidity for the Company's Common Stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market (following termination of the Rule 419 Escrow).

     25. No Assurance of a Public Market. There is no current trading market for the Shares and there can be no assurance that a trading market will develop, or, if such a trading market does develop, that it will be sustained. The Shares, to the extent that a market develops for the Shares at all, will likely appear in what is customarily known as the "pink sheets" or on the NASD Bulletin Board, which may limit the marketability and liquidity of the Shares. Pursuant to Rule 419, all shares issued by a blank check company, must be placed in the Rule 419 Escrow Account. These shares will not be released from the Rule 419 Escrow until (i) the consummation of a merger or acquisition as provided for in Rule 419 or (ii) the expiration of 18 months from the date of this Prospectus. There is no present market for the Common Stock of the Company and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 Escrow. Thus, stockholders may find it difficult to sell their shares.

     To date, neither the Company nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for the company's Common Stock. Further, there have been no discussions or understandings, preliminary or otherwise, between the Company or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for the company's Common Stock. Present management of the Company has no intention of seeking a market maker for the Company's Common Stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a Business Combination. The officers of the Company after the consummation of a Business Combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of the Company in control of the entity after a Business Combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for the Company's Common Stock developing. See "Market for the Company's Common Stock" and "Investors' Rights and Substantive Protection Under Rule 419."

     26. Risks Associated with Operations in Foreign Countries. The Company's business plan is to seek to acquire or merge with potential businesses that may in the opinion of Management, warrant the Company's involvement. Management's discretion is unrestricted, and the Company may participate in any business whatsoever that may in the opinion of Management meet the business objectives discussed herein. Indeed, the Company may effectuate a Business Combination with another business outside the United States. The Company has not limited the scope of its search to a particular region or country. Accordingly, to the extent that the Acquired Business may be located or operate in a foreign jurisdiction, the Company's operations may be adversely affected to the extent of the existence of unstable economic, social and/or political conditions in such foreign regions and countries.

                         SELECTED FINANCIAL INFORMATION

     The Company is a start-up company and has no operating history. The Company has had no revenues or earnings from operations to date.

Summary Balance                          As at            As  Adjusted  Prior to  Use of Proceeds
 Sheet Data:                         July 10, 1998           Minimum                  Maximum
                                     -------------           -------                  -------
Assets                                $ 35,600              $121,900                 $151,000
Liabilities                             30,100                13,100(1)                13,100(1)
Stockholders Equity                      5,500               108,800                  137,900(1)

----------
(1) Reflects the conversion of a $17,000 promissory note into 100 shares of the Company's Common Stock on September 4, 1998.

           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposited Funds and Deposited Securities


     Pursuant to Rule 419, the Deposited Funds, after deduction of 10% of the Offering proceeds which will be delivered to the Company, and the Deposited Securities are to be deposited into and held in the Rule 419 Escrow. The escrow is governed by an agreement which contains certain terms and provisions specified by the Rule 419. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has:


     (1) Executed an agreement, for the consummation of a Business Combination, meeting certain prescribed criteria.

     (2) Filed a post-effective amendment to this Registration Statement which includes the terms of a Reconfirmation Offer, and other prescribed information regarding the Acquired Business including audited financial statements.

     (3) Conducted the Reconfirmation Offer in accordance with the provisions of Rule 419 and the requisite number of investors (sufficient in number to permit an acquisition of a business or asset having a value of 80% of the maximum offering proceeds) have elected to remain stockholders. Although not considered likely, officers and directors could acquire on the same terms and conditions as other investors up to 25% of the Shares being offered; if they were to do so, of the remaining unaffiliated stockholders, only those holding 55% in value of the Shares offered would be required to vote in favor of a proposed acquisition. After the foregoing conditions have been satisfied the Company will submit a signed representation to the Escrow Agent that the requirements of Rule 419 have been satisfied and that the Business Combination has been (or is being) consummated. The Escrow Agent can then release the Deposited Funds and Deposited Securities.

     Accordingly, the Company has entered into the Rule 419 Escrow which provides, among other things, that:

     (1) The Deposited Funds are to be deposited into the Rule 419 Escrow maintained by the Escrow Agent promptly upon receipt of such funds. The Deposited Funds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All Shares and any other securities issued during the escrow period, with respect to such Shares including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Rule 419 Escrow promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Rule 419 Escrow are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the Deposited Securities held in their names. The Deposited Securities held in the Rule 419 Escrow may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a court order issued in conjunction with or as part of a divorce judgment.

     (3) Warrants, convertible securities or other derivative securities relating to Deposited Securities held in the Rule 419 Escrow may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Rule 419 Escrow.

Prescribed Acquisition Criteria

     Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must execute an agreement to acquire an acquisition candidate(s) meeting specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business or net assets represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses, dealer allowances payable to non-affiliates and amounts permitted to be delivered to the Company. The agreement(s) must include, as a condition precedent to their consummation, a requirement that a sufficient number of investors confirm their investment so as to permit consummation of a Business Combination satisfying the criteria of Rule 419. Consequently, for purposes of this Offering, the fair value of the business(es) or assets to be acquired must be at least 80% of $120,000 or $96,000.

Post Effective Amendment

     Once the agreement governing a Business Combination meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information required by the applicable registration form, concerning the Acquired Business, including financial statements of the Company and the Acquired Business as required thereby, the results of this Offering, and the use of the funds disbursed from the Rule 419 Escrow. The post-effective amendment must also include the terms of the Reconfirmation Offer mandated by Rule 419. The Reconfirmation Offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from the Rule 419 Escrow.

Reconfirmation Offer

     The Reconfirmation Offer must commence within 5 business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Rule 419 Escrow within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

     (3) If the Company does not receive written notification from an investor within 45 business days following the effective date, the pro-rata portion of the Deposited Funds (and any related interest or dividends) held in the Rule 419 Escrow on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The Business Combination may be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investment.

     (5) If a Business Combination is not consummated within 18 months from the date of this prospectus, the Deposited Funds and any related interest or dividends held in the Rule 419 Escrow shall be returned to all investors on a pro- rata basis within 5 business days by first class mail or other equally prompt means and the Deposited Securities will be returned to the Company.

Release of Deposited Securities and Deposited Funds

     The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after the Escrow Agent has received a signed representation from the Company or other evidence acceptable by the Escrow Agent that:

          (a) the Company has executed an agreement for a Business Combination for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

          (b) the post-effective amendment has been declared effective, the mandated Reconfirmation Offer having the conditions prescribed by Rule 419 has been completed and the Company has satisfied all of the prescribed conditions of the Reconfirmation Offer; and

          (c) the Business Combination described in paragraph (a) above has been consummated.


     If an investor elects not to reconfirm this investment, his subscription amount (less any amount permitted to be and actually delivered to the Company) plus any interest earned thereon will be returned to such investor; if a Business Combination is not consummated within 18 months of the date of the prospectus, his subscription amount (less any amount permitted to be and actually delivered to the Company) together with interest earned thereon will be returned to each investor in accordance with his subscription agreement.


                                   THE COMPANY

     The Company is a Delaware corporation incorporated on April 8, 1998 for the purpose of acquiring or merging with an unspecified operating business. The Company is a blank check company as defined in Rule 419. Upon completion of this offering the Company intends to effect a Business Combination with an Acquired Business which the Company believes has significant growth potential. The Company will not engage in any substantive commercial business immediately following this offering. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company and the Company has not identified any specific business or company for investigation and evaluation. The Company intends to utilize either cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a Business Combination. It is likely that the Company will have the ability to effect only a single Business Combination.

     Since its organization, the Company's activities have been limited to the sale of initial shares in connection with its organization, general corporate matters, and its preparation of a registration statement and prospectus for its initial public offering. See "Plan Of Operation." The Company does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render the Company an "investment company" pursuant to the Investment Company Act. See "Risk Factors."

     The Company is in the development stage and has no operating history. No representation is made, nor is any intended, that the Company will be able to carry on its activities profitably. The viability of the Company is dependent upon sufficient funds being realized by the Company from this offering, of which there is no assurance. Proceeds of this offering may be insufficient to enable the Company to engage in potentially profitable operations, or to otherwise engage in any business endeavors. The likelihood of the success of the Company must be considered in light of the expenses, difficulties, and delays frequently encountered in connection with the formation of a new business. Further, no assurance can be given that the Company will have the ability to acquire assets, businesses, or properties with any value to the Company.

     No assurance can be given that the net proceeds of the maximum offering of this Blank Check Offering or any lesser net amount will be sufficient to accomplish the Company's goals or that any business acquired or developed by the Company will become profitable. Indeed, in compliance with Rule 10b-9 of the Exchange Act, if the minimum number of Shares is not sold, the proceeds (along with interest thereto) will be returned to the subscribers. In the event that substantially less than the net proceeds from the maximum offering are raised, the Company's plans may be materially and adversely affected in that the Company may find it even more difficult, if not impossible, to realize its goals. If only the minimum number of Shares is sold and the Company files a post-effective amendment with respect to the Reconfirmation Offer, it is possible that if at least 80% in interest of the Subscriber reconfirm their interest, to the extent that there are subscribers who do not reconfirm their investment, the Company may effect the Acquisition with less than the minimum number of Shares having been released from the Rule 419 Escrow and less than the full amount of the minimum offering proceeds having been released to the Company. If such proceeds are insufficient to satisfy the Company's goals, the Company may be required to seek additional capital. No assurance can be given that the Company will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to the Company. See "Risk Factors" and "Plan of Operations."

     In the event that Management determines that the Company is unable to conduct any business whatsoever, Management, subject to the requirements of Rule 419 which provides that the Deposited Funds will be returned on a pro-rata basis if an acquisition meeting certain prescribed criteria is not consummated within 18 months of the date of this Prospectus, will, in its sole discretion, seek stockholder approval to liquidate the Company. In the event such a liquidation were to occur at some point in time after the Company's compliance with the provisions of Rule 419, all stockholders of the Company including those owning shares purchased privately at less than the public offering price will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares). While Management has not established any guidelines for determining at what point in time it might elect to discontinue its efforts to seek a Business Combination, Management is subject to the 18 month time frame set forth in Rule 419 in which to effect an acquisition.

     The Company's office is located at 3123-595 Burrand Street, Vancouver, B.C. Canada V7X 1J1.

                                    DILUTION

     As of the date of this Prospectus, the following table sets forth the percentage of equity to be purchased by public investors in the Offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of the Company.

                   Assuming the Minimum Number of Shares Sold

                                    Approximate                     Approximate
                                    Percentage                      Percentage
                         Shares      of Total          Total         of Total
                        Purchased     Shares        Consideration  Consideration
                        ---------   -----------     -------------  -------------
Public Stockholders     3,000,000          75%       $  90,000              80%
Present Stockholders    1,000,100          25%          22,500              20%
                        ---------   ---------        ---------       ---------
Total                   4,000,100         100%       $ 112,500             100%
                        =========   =========        =========       =========

                   Assuming the Maximum Number of Shares Sold
                                     Approximate                    Approximate
                                     Percentage                     Percentage
                         Shares      of Total          Total         of Total
                        Purchased     Shares        Consideration  Consideration
                        ---------   -----------     -------------  -------------
Public Stockholders     4,000,000          80%       $ 120,000              84%
Present Stockholders    1,000,100          20%          22,500              16%
                        ---------   ---------        ---------       ---------
Total                   5,000,100         100%       $ 142,500             100%
                        =========   =========        =========       =========


     The difference between the public offering price per share and the pro forma net tangible book value per share of Common Stock of the Company after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Dilution arises mainly from the arbitrary decision by the Company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

     Net tangible book value is the net tangible assets of the Company (total assets less total liabilities and intangible assets; see "Financial Statements"). As of July 10, 1998 there were 1,000,000 shares of the Company's common stock outstanding (see "CERTAIN TRANSACTIONS"). Therefore, the net tangible book value of the Company's common stock as of July 10, 1998 was approximately ($.02) per share. The following table illustrates this dilution based upon the book value as at July 10, 1998 (without giving effect to the conversion of the Note, as hereinafter defined, on September 4, 1998) and the receipt by the Company of the estimated proceeds (after deducting maximum finders' fees and expense allowances) from the sale of the minimum number of Shares ($86,300) and the maximum number of Shares ($115,400):

                                                           Minimum       Maximum
                                                           -------       -------
Public Offering Price Per Share                             $ .03         $ .03
   Net Tangible Book Value Per Share,
    Before Offering                                         ($.02)        ($.02)

Net Tangible Book Value Per Share
    After Offering                                          $.017         $.020
   Increase Per Share Attributable to
    Payment by Public Investors                             $.037         $.040

Dilution Per Share to Public Investors                      $.013         $ .01
                                                            =====         =====

                                 USE OF PROCEEDS


     The net proceeds (after deducting maximum finders' fees and expense allowances) of this offering will be $86,300 if the minimum number of Shares is sold and $115,400 if the maximum number of Shares is sold. The proceeds received in this offering, less 10% of such proceeds which will be released to the Company, will be promptly deposited into the Rule 419 Escrow Account pending consummation of a Business Combination and satisfaction of the Rule 419 Escrow Provisions, including but not limited to the investors reconfirmation. See "Investors' Rights and Substantive Protection Under Rule 419." Pursuant to
applicable rules, the Deposited Funds must be held in escrow pending consummation of a Business Combination satisfying the criteria of Rule 419. Pursuant to Rule 419, following the sale of the minimum number of Shares, 10% of the Offering proceeds remaining after payment of underwriting commissions and expenses and dealer allowances may be released to the Company as those funds are deposited in the Escrow Account. Thus, if the minimum number of Shares is sold, $9,000 will be released to the Company and $12,000 will be released to the Company if the maximum number of Shares are sold. After the payment of finders' fees, the balance of these funds will be added to the Company's current working capital.

     The proceeds as if and when made available to the Company will be used to pay the following expenses in the order stated:

                                                     Minimum(1)       Maximum(1)
                                                     ----------       ----------

Commissions                                        $  3,700(2)       $  4,600(2)

SEC Edgar Compliance Fees                             5,000(3)          5,000(3)

Cost of Printing and Engraving                        1,000             1,000

Escrow Fee                                              500               500

Blue Sky                                                500               500

Miscellaneous Expenses                                1,000             1,000

Legal fees outstanding                               10,000(4)         10,000(4)

Expenses of Effectuating a
     Business Combination                            40,000            40,000

Working Capital                                      28,300            57,400
                                                   --------          --------

                                                   $ 90,000          $120,000
                                                   ========          ========

----------

(1) The expenses will be paid in the order listed regardless of the amount of proceeds received in the Offering. To the extent that the Company is required to return proceeds of up to 20% in interest of the subscribers electing not to reconfirm their investment, the Company will have up to approximately $18,000 less if the minimum number of shares is sold and $24,000 less if the maximum number of Shares is sold to apply towards the expenses of effecting a Business Combination.

(2) Assumes that the Company will be required to pay a 3% finders fee on all sales of Shares and pay up to $1,000 in underwriting expenses.

(3) The Company's largest out of pocket expense, except for legal fees owed, will be fees associated with the Commission's Edgar filing requirements.

(4) The legal fees listed will be payable to Sierchio & Albert, P.C., a law firm in which two of the Company's principal stockholders are principals. Sierchio & Albert, P.C. has orally agreed to defer payment of the $10,000, to the extent there are insufficient funds, until the consummation of a Business Combination. However, payment of outstanding legal fees will not be a criteria for the consummation of a Business Combination.

     Upon the consummation of a Business Combination and the reconfirmation of the investors' purchase of Shares, which reconfirmation must precede such consummation, pursuant to Rule 419, the balance of the Deposited Funds will be released to the Company and may be used to offset the expenses of consummating a Business Combination including, without limitation, the preparation and filing of a post effective amendment to the registration statement of which this Prospectus is part.

     The net proceeds when available to the Company are intended to be utilized for the payment of expenses incurred by the Company in investigating and, if a suitable opportunity is found, acquiring or investing in a business, the nature and extent of which is presently unknown and for preparation and filing of the post effective amendment. Investigation costs with respect to any specific business opportunity will consist primarily of costs for attorneys and accountants. There is no limit on the amount of such costs, and they may be substantial. If a decision is made not to proceed with any given specific business opportunity, such costs would not be recoverable. In this connection it is contemplated that Sierchio & Albert, P.C., will continue to represent the Company in connection with the consummations of a Business Combination, and in connection therewith the preparation and filing of a post effective amendment to the registration statement as to which this prospectus is part; and (ii) be paid a fee, comparable to that payable to an at arms length third party providing similar services, in connection therewith.

     Pursuant to an oral agreement, which may be terminated by either party on 30 days prior written notice, the Company will use the business office of its President, rent free, until such time as it consummates a Business Combination or the Rule 419 Escrow is otherwise terminated. However, it may be necessary to incur some administrative costs for clerical assistance, office supplies and related items, the amount of which is not expected to be significant. It is expected that such costs would be covered by existing working capital.

     The Company has not entered into any negotiations or discussions with any person or entity regarding any possible establishment or acquisition of assets or businesses, and has not at this time identified the area or areas of business which may be suitable for acquisitions. No assurance can be given that the Company will be able to identify and acquire a business or that if such a business is acquired that it can be operated profitably. See "Risk Factors."

     While the Company presently anticipates that it will be able to locate and consummate a Business Combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419," if the Company determines that a Business Combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurance can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to the Company. Persons purchasing Shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of the Company's limited resources, it is likely that the Company will become involved in only one Business Combination.

     Except as described herein and set forth above, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates. In connection with the Offering, expenses of approximately $30,000 consisting of (1) a legal fee of $20,000 to be paid to Sierchio & Albert, P.C., of which $10,000 has been paid, (2) reimbursement of out-of-pocket expenses incurred and paid by officers and directors on behalf of the Company in connection with the Offering (not expected to exceed $2,500), and (3) other costs associated with this Offering of approximately $7,500 will be incurred by the Company. It is anticipated that these expenses will be paid from (i) the Company's working capital and (ii) the 10% of the proceeds of the Offering to be distributed to the Company pursuant to Rule 419. If such working capital is insufficient, the Company may seek to obtain additional financing through offerings of equity and/or debt securities or borrowings. No assurance can be given that such financing will be available or if available that it will be on terms acceptable to the Company. There are no agreements between any existing stockholder and the Company as to any such financing. See "Risk Factors."

     In addition, the Company anticipates incurring additional expenses of approximately $40,000 in connection with (1) the consummation of a Business Combination and (2) the preparation and filing of the post effective amendment.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of the date of this Prospectus and as adjusted to reflect the sale of the Shares offered hereby. See "Description of Securities" and "Selected Financial Information."

                                                           As Adjusted
                                                           -----------
                     Authorized    Outstanding      Minimum             Maximum
                     ----------    -----------      -------             -------
Common Stock,
$.001 par value      30,000,000    1,000,100        4,000,100          5,000,100

                                                          As Adjusted
                                                          -----------
                                  As of
                                July 10,1998        Minimum          Maximum
                                ------------        -------          -------
Stockholder's
Equity Common
Stock                           $  1,000           $  4,000         $  5,000

Additional Paid-
In Capital                         4,500            108,500          137,500
                                --------           --------         --------

Total Stockholders'
Equity                          $  5,500           $112,500(1)      $142,500(1)


----------

(1) Reflects the conversion of $17,000 promissory note into 100 shares of the Company's Common Stock on September 4, 1998.

                      MARKET FOR THE COMPANY'S COMMON STOCK

     Prior to the date hereof, there has been no trading market for the Company's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the Deposited Securities remain in the Rule 419 Escrow. The Deposited Securities under this offering will remain in the Rule 419 Escrow until, among other things, the Company's consummation of a Business Combination pursuant to the requirements of Rule 419. There can be no assurance that a trading market will develop upon the consummation of a Business Combination and the subsequent release of the Deposited Securities from the Rule 419 Escrow.

                                PLAN OF OPERATION

Business Objectives

     The Company's business plan is to seek to acquire or merge with potential businesses that may, in the opinion of Management, warrant the Company's involvement. Management's discretion is unrestricted, and the Company may participate in any business whatsoever that may in the opinion of Management meet the business objectives discussed herein. Indeed, the Company may effectuate a Business Combination with another business outside the United States. The Company has not limited the scope of its search to a particular region. See "Risk Factors." The Company does not intend to utilize any notices or advertisements in its search for business opportunities.

     The Company's officers and directors will be primarily responsible for searching for an appropriate merger or acquisition candidate. However, to the extent that the existing stockholders are aware of any potential business acquisition candidates, they will also refer these to the Company. See "Conflicts of Interest." The Company recognizes that as a result of its limited financial, managerial or other resources, the number of suitable potential businesses that may be available to it will be extremely limited. The Company's principal business objective will be to seek long-term growth potential in the business in which it participates rather than immediate, short-term earnings. In seeking to attain its business objectives, the Company will not restrict its search to any particular industry. Rather, the Company may investigate businesses of essentially any kind or nature, including but not limited to finance, high technology, manufacturing, service, research and development, communications, insurance, brokerage, transportation, and others. Management may also seek to become involved with other development stage companies or companies that could be categorized as "financially troubled." At the present time, the Company has not chosen the particular area of business in which it proposes to engage and has not conducted any market studies with respect to any business, property or industry.

Evaluation Criteria

     The analysis of potential business endeavors will be undertaken by or under the supervision of Management, no member of which is a professional business analyst. Management is comprised of individuals of varying business experiences, and Management will rely on its own business judgment in formulating decisions as to the types of businesses that the Company may acquire or in which the Company may participate. It is quite possible that Management will not have any business experience or expertise in the type of business engaged in by the company ultimately acquired. Management will seek to examine those factors described herein when making a business decision; however, the mention of such factors to be examined by Management with regard to its determining the potential of a business endeavor should not be read as implying any experience or expertise on behalf of Management as to the business chosen. These factors are merely illustrative of the types of factors that Management may consider in evaluating a potential acquisition.

     Management anticipates that the selection of an Acquired Business will be complex and risky because of the competition for such business opportunities among all segments of the financial community. The nature of the Company's search for the acquisition of an Acquired Business requires maximum flexibility inasmuch as the company will be required to consider various factors and divergent circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among the Company's acquisition may not permit the Company to offset potential losses from one venture against profits from another. This should be considered a negative factor affecting any decision to purchase the Shares. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective Acquired Business. Management will consider, among other factors in evaluating a prospective acquired business and determining the "fair market value" thereof, the following:

     *    the Acquired Business' net worth;

     *    the Acquired Business' total assets;

     *    the Acquired Business' cash flow;

     *    costs associated with effecting the Business Combination;

     * equity interest in and possible management participation in the Acquired Business;

     *    earnings and financial condition of the Acquired Business;

     * growth potential of the Acquired Business and the industry in which it operates;

     * experience and skill of management and availability of additional personnel of the Acquired Business;

     *    capital requirements of the Acquired Business;

     *    competitive position of the Acquired Business;

     * stage of development of the product, process or service of the Acquired Business;

     * degree of current or potential market acceptance of the product, process or service of the Acquired Business;

     * possible proprietary features and possible other protection of the product, process or service of Acquired Business; and

     * regulatory environment of the industry in which the Acquired Business operates.

     The foregoing criteria is not intended to be exhaustive; any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by Management in connection with effecting a Business Combination consistent with the Company's business objectives. No particular consideration may be given to any particular factor.

     Although it is anticipated that locating and investigating specific business proposals will take at least several months, the time such process will take can by no means be assured. However, such process cannot exceed, in any event, the 18 month time schedule set forth in Rule 419. See "Investors' Rights and Substantive Protection Under Rule 419." The time and costs required to select and evaluate an Acquired Business candidate (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporate laws) cannot presently be ascertained with any degree of certainty.

     The Company anticipates that it will make contact with business prospects primarily through the efforts of its directors, officers and stockholders, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate, to the extent of its limited financial resources. The Company anticipates that certain Acquired Business candidates may be brought to its attention from various unaffiliated sources, including securities broker/dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While the Company does not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation. See "Directors, Executive Officers, Promoters and Control Persons
- Finders' fees and Other Compensation."

     To date, the Company has not selected any particular industry or any Acquired Business in which to concentrate its Business Combination efforts. See "Risk Factors."

Tax Considerations.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business
Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective stockholders. The IRS or other appropriate state tax authorities may attempt to recharacterize the tax treatment of a particular Business Combination; and, as a result there may be adverse tax consequences to the Company, the Acquired Business and their respective stockholders.

Form and Structure of Acquisition

     Of the various methods and forms by which the Company may structure a transaction acquiring another business, Management is likely to use, without limitation, one of the following forms: (i) a leveraged buyout transaction in which most of the purchase price is provided by borrowings (typically secured by the assets of the acquired business and intended to be repaid out of the cash flow of the business) from one or more lenders or from the sellers in the form of a deferred purchase price; (ii) a merger or consolidation of the acquired corporation into or with the Company; (iii) a merger or consolidation of the acquired corporation into or with a subsidiary of the Company organized to facilitate the acquisition (a "subsidiary merger"), or a merger or consolidation of such a subsidiary into or with the acquired corporation (a "reverse subsidiary merger"); (iv) an acquisition of all or a controlling amount of the stock of the acquired corporation followed by a merger of the Acquired Business into the Company; (v) an acquisition of the assets of a business by the Company or a subsidiary organized for such purpose; (vi) a merger or consolidation of the Company with or into the acquired Business or subsidiary thereof; or (vii) a combination of any of the foregoing. The actual form and structure of a Business Combination may be also dependent upon numerous other factors pertaining to the Acquired Business and its stockholders as well as potential tax and accounting treatments afforded the Business Combination.

     The Company may utilize cash (derived from the proceeds of this offering), equity, debt or a combination of these as consideration in effecting a Business Combination. Although the Company has no commitments as of the date of this prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that such additional shares are issued, dilution to the interest of the Company's stockholders may occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur.

     If securities of the Company are issued as part of an acquisition, it cannot be predicted whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in the Company's Common Stock, of which there is no assurance, may depress the price of the Company's Common Stock in such market. Additionally, such issuance of additional securities by the Company would result in a decrease in the percentage of the Company's issued and outstanding shares of Common Stock by the purchasers of the Common Stock being offered hereby.

     The Company's operations may be limited by the Investment Company Act of 1940. While the Company will attempt to conduct its operations so as not to require registration under the Investment Company Act of 1940, there can be no assurance that the Company will not be deemed to be subject to the Investment Company Act of 1940.

     There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Acquired Business. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interest of the Company. The inability of the Company to borrow funds for an additional infusion of capital into an Acquired Business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an Acquired Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

     Because of the Company's small size, investors in the Company should carefully consider the business constraints on its ability to raise additional capital when needed. Until such time as any enterprise, product or service which the Company acquires generates revenues sufficient to cover operating costs, it is conceivable that the Company could find itself in a situation where it needs additional funds in order to continue its operations. This need could arise at a time when the Company is unable to borrow funds and/or market acceptance for the sale of additional shares of the Company's Common Stock does not exist.

     The Company's stockholders are relying upon the business judgment of Management in connection with the proper expenditure of the funds raised in this offering and in the future operations of the Company. It is not expected that stockholders of the Company will be consulted with respect to the expenditure of the proceeds of this offering or in connection with any acquisition engaged in by the Company, unless required by law.

Daily Operations.

     The Company expects to use attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision of whether or not to acquire or participate in a specific business opportunity. The Company has allocated a portion of the offering proceeds for general overhead. Although there is no current plan to hire employees on a full-time or part-time basis, some portion of working capital may be used to pay any part-time employees hired.

     Until an active business is commenced or acquired, the Company will have no employees or day- to-day operations. The Company is unable to make any estimate as to the future number of employees which may be necessary, if any, to work for the Company. If an existing business is acquired, it is possible that its existing staff would be hired by the Company. At the present time, it is the intention of Management to meet or be in telephone contact at least once a week and more frequently, if needed, to review business opportunities, evaluate potential acquisitions and otherwise operate the affairs of the Company. Except for reimbursement of reasonable expenses incurred on behalf of the Company, Management will not be compensated for these services rendered on behalf of the Company.

Year 2000 Issues

     The "Year 2000 problem," as it has come to be known, refers to the fact that many computer programs use only the last two digits to refer to a year, and therefore do not recognize a change in the first two digits. For example, the year 2000 would be read as being the year 1900. If not corrected, this problem could cause many computer applications to fail or create erroneous results.

     Currently the Company does not own computer equipment nor does it rely on any computer programs that will materially impact the operations of the Company in the event of a Year 2000 disruption. However, like any other company, advances and changes in available technology can significantly impact its business and operation. Consequently, although the Company has not identified any specific year 2000 issues, the "Year 2000" problems creates risk for the Company from unforeseen problems in any computer systems acquired in the future by the Company or the computer systems of third parties, including but not limited to financial institutions or vendors with whom it transacts business and of any company which the Company may acquire or merge with in the future. Such failures of the Company and/or third parties' computer systems could have a material impact on the Company's ability to conduct its business as there can be no assurance that any of the parties with whom the Company transacts business including a potential target candidate will be Year 2000 compliant prior to such date. The Company is unable to predict the ultimate effect that the Year 2000 problem may have upon the Company, in that there is no way to predict the impact that the problem will have nation-wide or world-wide and how the Company will in turn be affected. In addition, the Company cannot predict the nature of its potential target candidate or others with whom it will transact business who will fail to become Year 2000 compliant prior to January 1, 2000. Significant Year 2000 difficulties on the part of parties with whom the Company transacts business could have a material adverse impact upon the Company. The Company has not to date formulated a contingency plan to deal with the potential non-compliance of vendors, customers and others with whom it transacts business, including a potential target company, but will be considering whether such a plan would be feasible.

     Prior to effecting a Business Combination, the Company will evaluate and assess the potential impact of the Year 2000 problem on the Acquired Business.

Legal Proceedings

     The Company is not a party to any litigation, and has no knowledge of any threatened litigation against the Company.

Office Facilities

     The Company will maintain its business address at Suite 3132-595 Burrand Street, Vancouver, B.C. Canada V7X 1J1. Pursuant to an oral agreement, which may be terminated by either party on 30 days prior written notice, the Company will use these offices on a rent free basis until such time as it consummates a Business Combination or the Rule 419 Escrow is otherwise terminated. The Company is a development stage company and currently has no employees other than certain of its officers and directors.

Working Capital

     Upon consummation of the Offering, the Company anticipates that it will have sufficient working capital to pay expenses related (1) to the Offering, (2) the effectuation of a Business Combination and (3) general administrative expenses over the next 18 months period.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

     The  following  persons are the  directors  and  executive  officers of the
Company:

       Name              Age                         Position
       ----              ---                         --------

 Gordon Bruce Keep       41         President and Director (since June 22, 1998)

     All directors and officers of the Company are elected annually to serve for one year or until their successors are duly elected and qualified.

     There are no agreements or understandings for any officer or director to resign at the request of another person. However, it is likely that upon the effecting of a business combination, the officers and directors will resign. None of the officers or directors are acting on behalf of or will act at the direction of any other person.

     Management's business experience during the past five years is as follows:

Gordon Bruce Keep

     Mr. Keep received a Bachelor of Science degree from Queens University in 1979 and a MBA from the University of British Columbia in 1983. Since October of 1997, Mr. Keep has been Senior Vice President of Lions Gate Entertainment Corp. a public film production company whose shares are traded on the Toronto Stock Exchange. From March 1987 to October 1997 Mr. Keep was Vice President-Corporate Finance Yorkton Securities, Inc.

     Management has not been involved in any previous blank check offerings.

     There are no agreements, arrangements or understandings between Management and anyone else pursuant to which other management is to be selected for a particular office or position. It is estimated that Management of the Company will devote such time as they deem necessary to the activities of the Company. Since Mr. Keep is the Company's sole officer and director, it is anticipated that he will spend a significant amount of time in the administration of the Company's operations including the Company's efforts in seeking acquisition candidates and consummating a Business Combination. Mr. Keep will have the authority to, and will, engage outside consultants and professionals on a as needed basis. The Company has not entered into any agreement or contract with any outside consultant or advisor; nor, does it intend to enter into any such agreements or contracts pending consummation of a Business Combination.

     Mr. Keep does not have any interest or hold a position in any other blank check companies. However, several of the Company's principal stockholders are also principal stockholders in three additional blank check companies, each of which has filed a registration statement with the Securities and Exchange
Commission for the purpose of effecting an offering of their respective securities pursuant to Rule 419. See "Principal Stockholders."

     Although Management does not have any current plans to promote other blank check entities, it may do so if this Offering is successful.

Finders' fees and Other Compensation

     No officer or director presently receives a salary. Except as described herein, it is not anticipated that any director or officer will receive any fee or salary pending consummation of a Business Combination. However, directors and/or officers will receive expense reimbursement for expenses reasonably incurred on behalf of the Company.

     In addition, Mr. Keep as a stockholder of the Company or his affiliates may receive personal financial gain, other than from the proceeds of this Blank Check Offering, by (i) payment of consulting fees; (ii) sales of affiliates' stock; and (iii) payments of salaries. See "Conflicts of Interest" and "Risk Factors." However, no finder fees will be paid to an officer, director or principal stockholder of their affiliates by virtue of their initiation of, or the identification of an Acquired Business with which, a Business Combination is consummated.

                              CONFLICTS OF INTEREST

     The proposed business of the Company raises potential conflicts of interest between the Company and several of its principal stockholders. The Company has been formed for the purpose of locating a suitable business opportunity in which to participate. Several of the Company's principal stockholders are engaged in various other business activities including, but not limited to, the organization of companies or "blank check" companies in the future. Specifically, four of the Company's principal stockholders are also principal stockholders and/or officers and directors of Related Companies, each of which has filed a registration statement with the Securities and Exchange Commission for the purpose of effecting an Offering of their respective securities pursuant to Rule 419. As such the Company may be deemed to be under common control with the Related Companies. If and when the registration statements filed by the Related Companies are declared effective, those companies will be competing directly with the Company for other business opportunities. See "Risk Factors." If the Related Companies are successful, the principal stockholders may, although there is no assurance that they will do so, invest in additional companies whose business plan would be to effect Rule 419 offerings, thereby exacerbating the competitive environment in which the Company must operate. In addition, from time to time, in the course of their business activities, the stockholders may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to the attention of the Company for its participation or to other companies with which they are associated or have an interest in.

     Officers and directors of Delaware corporations are required to bring business opportunities to their corporation if the corporation could financially undertake the opportunity and the opportunity is within the corporation's line of business. Because the business of the Company is to locate a suitable business venture, Management may be required to bring such business opportunities to the Company. Potential conflicts may arise in the determinations by Management as to whether these potential business opportunities are within the financial means and proposed business plans of the Company.

     Accordingly, Management may have a conflict in the event that another "blank check" or "blind pool" associated with Management is actively seeking the acquisition of properties and businesses that are identical or similar to those that the Company may seek. A conflict will not be present as between the

Company and another affiliated "blank check" or "blind pool" if, before the Company begins seeking acquisitions, such other "blank check" or "blind pool":
(i) enters into any understanding, arrangement or contractual commitment to participate in, or acquire, any business or property; or (ii) ceases its search for additional properties or businesses identical or similar to those the Company may seek. Conflicts also may not be present to the extent that potential business opportunities are appropriate for the Company but not for other affiliated "blank check" or "blind pools" (or vice versa), because of such factors as the difference in working capital available to the Company. If, however, at any time the Company and any other firms affiliated with Management are simultaneously seeking business opportunities, Management may face the conflict of whether to submit a potential business acquisition to the Company or to such other firms. See "Risk Factors."

     In order to resolve conflicts of interest, to the extent possible, arising from the common share ownership of the Company with other blind pool companies, the Company and the Related Companies have orally established the following guidelines:

     (a) if the business opportunity is identified by an officer or director of the Company, notwithstanding that such person is also a principal stockholder of a Related Company, the business opportunity will be directed to the Company;

     (b) if the business opportunity is identified by a person who is a principal stockholder of the Company but not an officer of the Company or of a Related Company, the business opportunity will be directed to either the Company or to a Related Company in order of the effective dates of the completion of their respective Rule 419 offerings; to the extent that the company to whom the business opportunity was directed declines to accept the business opportunity, it will be offered to the Company which next completed its Rule 419 Offering; and

     (c) if the individual responsible for identifying the business opportunity is an officer and/or director of more than one Related Company, the business opportunity will be presented to those companies in the order in which their offerings were completed.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of June 26, 1998 and as adjusted to reflect the sale of the Shares offered hereby, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding common stock; (ii) each of the Company's officers and directors; and (iii) all directors and officers of the Company as a group.

===================================================================================================================
                                        Shares of Common
      Name and address of                   Stock
         Beneficial                      Beneficially        Approximate              Approximate Percentage
           Owner                             Owned            Percentage                   to be Owned
                                                                Owned                     After Offering
                                                             -----------              ----------------------
-------------------------------------------------------------------------------------------------------------------

                                                                                    Minimum             Maximum
                                                                                    -------             -------
-------------------------------------------------------------------------------------------------------------------

       Gordon Keep                           50,000               5.0%                1.25%               1.0%
       5476 Angus Dr.
       Vancouver, B.C.
       Canada V6M 3N4
-------------------------------------------------------------------------------------------------------------------

       1213788 Ontario Limited (1)          225,100              22.5%                5.63%               4.50%
       c/o Robert Cross
       Suite 1000 Bentall Four
       1055 Dunsmuir Street
       P.O. Box 49333
       Vancouver, B.C.
       Canada V7X 1L4
-------------------------------------------------------------------------------------------------------------------

       Keith Peck                           225,000              22.5%                5.63%               4.50%
       Suite 1000 Bentall Four
       1055 Dunsmuir Street
       P.O. Box 49333
       Vancouver, B.C.
       Canada V7X 1L4
-------------------------------------------------------------------------------------------------------------------

       David Patterson (2)                  125,000              12.5%                3.12%               2.50%
       Suite 1360
       605 Robson Street
       Vancouver, B.C.
       Canada V6B 5J3

-------------------------------------------------------------------------------------------------------------------

       Michael Seifert (3)                  125,000              12.5%                3.12%               2.50%
       700-625 Howe Street
       Vancouver, B.C.
       Canada V6C 2T6
-------------------------------------------------------------------------------------------------------------------

       Joseph Sierchio (4)                  125,000              12.5%                3.12%               2.50%
       41 East 57th Street
       Penthouse A,
       New York, NY 10022
-------------------------------------------------------------------------------------------------------------------

       Stephen A. Albert (4)                125,000              12.5%                3.12%               2.50%
       41 East 57th Street
       Penthouse A,
       New York, NY 10022
-------------------------------------------------------------------------------------------------------------------

       Officers and Directors as a           50,000               5.0%                1.25%               1.0%
       Group (1 person)
===================================================================================================================

(1)  1213788 Ontario Limited is a holding company for Mr. Robert Cross.

(2) Mr. Patterson serves as President and Director of Northtech Ventures, Inc. ("Northtech") and Intertech Ventures, Inc. ("Intertech") and is also a principal shareholder of Northtech, Intertech and Worldwide Tech, Inc. ("Worldwide"). Northtech, Intertech and Worldwide are blank check companies. See "Conflicts of Interest" and "Risk Factors".

(3) Mr. Seifert serves as President, Secretary and sole Director of Worldwide and he is a principal shareholder of Worldwide, Intertech and Northtech. Northtech, Intertech and Worldwide are blank check companies. See "Conflicts of Interest" and "Risk Factors".

(4) Joseph Sierchio and Stephen A. Albert are principal stockholders of Northtech, Intertech and Worldwide. Northtech, Intertech and Worldwide are blank check companies. See "Conflicts of Interest" and "Risk Factors".

     None of the Stockholders concede any affiliation with any other stockholder for purposes of such stockholders investment in the Company.

     None of these Shares will be available for resale pursuant to Rule 144 of the Act until at least April, 1999.

     Except for the securities being registered pursuant hereto, such shares are "restricted securities", as that term is defined in the rules and regulations promulgated under the Act, subject to certain restrictions regarding resale. See "Risk Factors." Certificates evidencing all of the above-referenced securities, except for the securities being registered pursuant hereto, have been stamped with a restrictive legend and will be subject to stop transfer orders.

                              CERTAIN TRANSACTIONS

     The Company was incorporated in the State of Delaware on April 8, 1998. The Company subsequently issued 500,000 shares for $.01 per share or an aggregate price of $5,000 and 500,000 shares at a price of $.001 per share or $500 in the aggregate. On September 4, 1998, 1213788 Ontario Limited, a stockholder of the Company, converted a $17,000 promissory note into 100 shares of the Company's Common Stock. See "Principal Stockholders."

     The Company had issued a short term note (the "Note") in the amount of $17,000 to 1213788 Ontario Limited, a principal shareholder. On September 4, 1998, the Note was satisfied in full in consideration of the issuance by the Company of 100 shares of Common Stock to 1213788 Ontario Limited.

     In connection with the Offering, the Company has incurred a legal fee of $20,000 (of which $10,000 has been paid) payable to Sierchio & Albert, P.C., a law firm in which two principal stockholders of the Company, Joseph Sierchio and Stephen A. Albert, are principals.

                            DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 30,000,000 shares of common stock, $.001 par value per share, of which 1,000,100 shares were issued and outstanding as of the date of this Prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of common stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. At the completion of the Offering, the present officers and directors of the Company will own approximately 2.5% of the then outstanding shares if the maximum number of Shares is sold and 1.0% of the then outstanding shares if the minimum number of shares is sold (assuming no Shares are acquired in the Offering).

Reports to Stockholders

     The Company intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. The Company's fiscal year ends on December 31. In addition, the Company intends to issue unaudited interim reports and financial statements on a quarterly basis.

Dividends

     The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests within the discretion of its Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and its financial condition, as well as other relevant factors.

                           DISTRIBUTION OF SECURITIES

     The Company is offering a minimum of 3,000,000 and a maximum of 4,000,000 Shares at the purchase price of $.03 per Share on a "best efforts all or none basis" as to the first 3,000,000 Shares and on a "best efforts" basis with regard to the remaining 1,000,000 Shares. If the minimum number of shares is not sold during the Offering Period, the proceeds received will be promptly returned to investors with interest. The Company may allocate among or reject any offers to purchase, in whole or in part. Moreover, the Company's directors , officers and principals of the Company's Counsel may purchase Shares on the same terms and conditions as all other investors; provided, however, that any such Shares so purchased (a) will not be included in calculating the minimum number of Shares to be sold and (b) will be acquired for investment and not with an intention to resell such Shares shortly thereafter.

     The Shares will be offered and sold as follows: (a) by Mr. Keep, the Company's President and sole director, to the extent such offers and sales are made in New York, to principals of the firm of Sierchio & Albert, P.C., counsel to the Company ; (b) in British Columbia, by Mr. Ray Matthews, 3163 Greenleaf Place, Nanaimo, BC, V9T 1N8, as placement agent for the Company in British Columbia; and (c) in Switzerland, by EHP Investments AG, Burglistrasse 6, Postfach 8027, Zurich Switzerland as the Company's placement agent in Switzerland. Each of EHP Investments AG and Mr. Matthews will receive finders' fees/commissions equal to 3% of the gross proceeds of the sales effected by them and up to $500 each in expense reimbursement. Neither EHP Investments AG nor Mr. Matthews is required to register as a broker/dealer and each is permitted to offer securities and receive compensation therefor under applicable local law. Neither EHP Investments AG nor Mr. Cocks is a US Person (as defined in Regulation S as promulgated under the Securities Act) or maintains a place of business in the United States.

     Under the terms of the agreements with each of EHP Investments AG and Mr. Cocks, each has agreed to conduct the placement under applicable law and only to residents of the jurisdictions in which each of the EHP Investments AG and Mr. Cocks, as the case may be, is authorized to act as a placement agent and to receive compensation for such services.

     Mr. Keep will not receive any compensation or commissions with respect to any offers and sales except for reimbursement for reasonable expenses incurred on behalf of the Company. The Company's directors, officers and principals of the Company's Counsel may purchase Shares on the same terms and conditions as all other investors; however, any such purchases will not be included in calculating whether the minimum number of Shares have been sold. However, Shares purchased by the Company's existing stockholders and their affiliates (other than the Company's officers , directors and principals of the Company's Counsel) will be included in determining whether the minimum offering criteria has been satisfied. Mr. Keep has limited experience in the sale of securities and neither he nor the Company are registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934.

     The Company is conducting the Offering as a blank check offering subject to the provisions of Rule 419. However, until the earlier to occur of (i) the sale of at least 3,000,000 Shares or (ii) the expiration of the Offering Period, the Escrow Agent will maintain all proceeds in an escrow account pursuant to the requirements of Rule 419. If at least 3,000,000 Shares (exclusive of Shares, if any, acquired by the Company's officers , directors and principals of the Company's Counsel), are not sold during the Offering Period, the proceeds therefrom will be returned to the investors with interest. At such time as at least 3,000,000 Shares (exclusive of Shares, if any, acquired by the Company's officers , directors and principals of the Company's Counsel) are sold during the Offering Period, the proceeds from such sale, as well as the proceeds from the sale of up to an additional 1,000,000 Shares (except as to 10% thereof which will be released to the Company pursuant to Rule 419) will then continue to be deposited and held pursuant to the provisions of Rule 419 Escrow. See

"Investor's Rights and Substantive Protection Under Rule 419 -Deposited Funds and Deposited Securities."


     The funds received by the Company with respect to the Shares that may be sold, less the amount permitted by Rule 419 (an amount equal to up to 10% of the proceeds ) to be delivered to the Company, will be deposited and maintained in the Rule 419 Escrow pursuant to the terms of an escrow agreement entered into between the Company and the Escrow Agent. Shares will be issued to purchasers only if at least 3,000,000 Shares are sold by the Company; after the sale of at least 3,000,000 Shares, all Shares sold pursuant hereto will be held in escrow in accordance with the provisions of Rule 419.


Method of Subscribing

     Prospective investors should make their checks payable to Firstrust Saving Bank, as Escrow Agent and remit the checks and subscription agreement to the Company at Suite 3132-595 Burrand Street, Vancouver, B.C. Canada V7X 1J1. Subscriptions may not be withdrawn once made except in accordance with applicable law. The Company reserves the right to reject any subscription in whole or in part in its sole discretion for any reason whatsoever notwithstanding tender of payment and to withdraw this Blank Check Offering at any time prior to acceptance by the Company of the subscriptions received.

     Funds will be held by the Escrow Agent, as described herein. There can be no assurance that any or all of the Shares being offered hereby will be sold.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 LEGAL OPINIONS


     Sierchio & Albert, P.C., 41 East 57th Street, 39th Floor, New York, New York 10022, have acted as Counsel to the Company, in connection with the offering and will render an opinion as to (1) the legality of the securities being offered hereby and (2) the ability of the Company and its officers and directors to effectuate the plan of distribution as contemplated hereby without registration as brokers/dealers pursuant to Section 15 of the Securities Exchange Act. Each of Messrs. Sierchio and Albert owns 125,000 shares of the Company's common stock. See "Principal Stockholders."

                                     EXPERTS

     The Financial Statements included in this Prospectus and elsewhere in the Registration Statement as of June 26, 1998 and for the period of inception April 8, 1998, to June 26, 1998 have been audited by Prinzi & Company, independent public accountants as indicated in their report with respect thereto; the reports are included in reliance upon the authority of said firm as an expert in accounting and auditing in giving said report.

                          Index to Financial Statements

     Audited Independent Auditor's Report dated July 15, 1998

     Audited Balance Sheet as of June 10, 1998

     Audited Statement of Operations for the period of Inception (April 8, 1998) to July 10, 1998

     Audited Statement of Changes in Stockholders' Equity for the period of Inception (April 8, 1998) to July 10, 1998

     Audited Statement of Cash Flows for the period of Inception (April 8, 1998)
       to July 10, 1998

     Notes to Audited Financial Statements

     Unaudited Balance Sheet as of October 31, 1998

     Unaudited Statement of Operations for the period of Inception (April 8, 1998) to October 31, 1998

     Unaudited Statement of Changes in Stockholders' Equity for the period of Inception (April 8, 1998) to October 31, 1998

     Unaudited  Statement  of Cash Flows for the period of  Inception  (April 8,
       1998) to October 31, 1998

     Notes to Unaudited Financial Statements


                                      F(i)

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                          Index To Financial Statements


                                                                                            Page
                                                                                            ----

Report of Independent Public Accounts                                                        2

Financial Statements:

     Balance Sheet-July 10, 1998................................................             3

     Statement of Operations for the period April 8, 1998 (date of
         Inception) Through July 10, 1998.......................................             4

     Statement of Changes in Shareholders' Equity for the period April 8, 1998
         (date of Inception) Through July 10, 1998..............................             5

     Statement of Cash Flows for the period April 8, 1998 (date of Inception)
         Through July 10, 1998..................................................             6

Notes to Financial Statements...................................................           7 to 9

[LETTERHEAD OF PRINZI AND COMPANY]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Norcan Ventures, Inc.:

We have audited the accompanying balance sheet of Norcan Ventures, Inc. (a Delaware corporation in the development stage) as of July 10, 1998, and the related statements of operations, changes in shareholders' equity and cash flows for the period from inception (April 8,1998) to July 10,1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norcan Ventures, Inc. as of July 10,1998, and the results of its operations and its cash flows for the period from inception (April 8,1998) to July 10,1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage enterprise with no significant operating results to date. The factors discussed in Note 1 to the financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                                Prinzi & Company
Staten Island, New York
July 15, 1998

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                                  Balance Sheet
                                  July 10, 1998

                                     Assets

Current Assets:

     Cash ........................................................... $12,500
                                                                      -------

          Total Current Assets ......................................  12,500
                                                                      -------

Deferred Registration Costs .........................................  23,100
                                                                      -------

         Total Assets ............................................... $35,600
                                                                      =======

                      Liabilities And Shareholders' Equity

Current Liabilities:

     Accrued registration costs ..................................... $13,100
     Note from affiliate ............................................  17,000
                                                                      -------

         Total Current Liabilities ..................................  30,100
                                                                      -------


Shareholders' Equity:
     Common stock, $.001 par value, 30,000,000 shares authorized,
         1,000,000 shares issued and outstanding ....................   1,000

Additional paid-in-capital ..........................................   4,500
                                                                      -------

         Total Shareholders' Equity
                                                                        5,500
                                                                      -------

         Total Liabilities and Shareholders' Equity ................. $35,600
                                                                      =======


                 See Accompanying Notes to Financial Statements

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                             Statement of Operations

                          For the period April 8, 1998
                    (Date of Inception) Through July 10, 1998



Revenues ...........................................    $    --
                                                       ----------
Expenses ...........................................         --
                                                       ----------

Net Income .........................................    $    --
                                                       ==========

Net Income per Common Share ........................    $    --
                                                       ==========

Weighted Average Number of Common Shares Outstanding    1,000,000
                                                       ==========


                 See Accompanying Notes to Financial Statements

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                  Statement of Changes in Shareholders' Equity

                          For the period April 8, 1998
                    (Date of Inception) Through July 10, 1998


                                             Common Stock                Additional       Income Accumulated
                                       ------------------------           Paid in            During the
                                        Shares          Par Value         Capital         Development Stage              Total
                                       ---------------------------------------------------------------------------------------------
Issuance of stock to original
founders for cash ...................  1,000,000        $   1,000       $   4,500                                       $   5,500

Net Income For the period
April 8, 1998 (Date of
Inception)  Through  July 10,
1998 ................................       --               --              --                                              --
                                       ---------------------------------------------------------------------------------------------

Balance, July 10, 1998 ..............  1,000,000        $   1,000       $   4,500                                       $   5,500
                                       =============================================================================================


                 See Accompanying Notes to Financial Statements

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows

                          For the period April 8, 1998
                    (Date of Inception) Through July 10, 1998




Cash Flows From Operating Activities:
     Net increase in Accrued Registration Costs ................       $ 13,100
     Net increase in Deferred Registration Costs ...............        (23,100)
                                                                       --------
         Net Cash Used in Operating Activities .................        (10,000)
                                                                       --------

Cash Flow From Financing Activities:
     Proceeds from issuance of common stock ....................          5,500
     Proceeds from Note from Affiliate .........................         17,000
                                                                       --------
         Net Cash Provided By Financing Activities .............         22,500
                                                                       --------

Net Increase in Cash: ..........................................         12,500

Cash, beginning of period ......................................           --
                                                                       --------

Cash, end of period ............................................       $ 12,500
                                                                       ========


                 See Accompanying Notes to Financial Statements

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND OPERATIONS

Norcan Ventures, Inc. ("the Company") was incorporated in the state of Delaware on April 8, 1998, for the purpose of raising capital, which is to be used to effect a business combination. The Company is currently in the development stage. All activity of the Company to date relates to its formation and proposed fund raising. Management has elected a December 31 year end for the Company.

The Company's ability to commence operations is contingent upon obtaining financing through a public offering of the Company's common stock.


The Company is planning to register its securities with the Securities and Exchange Commission and offer certain securities in a "blank check" offering subject to Rule 419 of the Securities Act of 1933, as amended ("Rule 419"). The offering allows for the Company to sell a minimum of 3,000,000 and a maximum of 4,000,000 shares of common stock, $.001 par value, at $.03 per share. Accordingly, the offering proceeds and the securities purchased by investors, less 10% of the deposited funds which will be delivered to the Company as permitted by Rule 419, will be held in escrow subject to the satisfaction of the provisions of Rule 419.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single business combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less. For the period April 8, 1998 (Date of Inception) through July 10, 1998 the Company maintained its cash balances in an interest bearing account.

Utilization of Estimates

The Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income Per Common Share

Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.

Short-Term Classification

In accordance with the provisions of Rule 419, the Company must liquidate if no qualified business combination can be arranged within 18 months of the effective date of this registration, therefore, for financial reporting concerns, the Company considers the business cycle and a short-term obligation to be 18 months or less.

NOTE 3.  CAPITAL STOCK

The Company's Certificate of Incorporation authorizes the issuance of 30,000,000 shares of Common Stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the proposed offering will occur.

NOTE 4. RELATED PARTY TRANSACTIONS

At July 10,1998, various members of the Company's legal counsel owned 250,000 shares of the Company's Common Stock.

The Company secured a short-term note in the amount of $17,000 from a stockholder. See Note 7 "SHORT-TERM DEBT.

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 5. CONFLICTS OF INTEREST

The proposed business of the Company raises potential conflicts of interests between the Company and its officers and directors. The Company has been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and directors of the Company (Collectively the "Management"), who will not devote full time to the Company, are engaged in various other business activities. From time to time, in the course of such activities they may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to the attention of the Company for its participation.

Accordingly, Management may have a conflict in the event that another "blank check" or "blind pool" associated with Management is actively seeking the acquisition of properties and business that are identical or similar to those that the Company may seek

NOTE 6. INCOME TAXES

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 7. SHORT-TERM DEBT

A short-term note payable has been secured from an affiliate (the "Note") in the amount of $17,000. The Note bears no interest and is due the earlier of (i) December 31, 1999 or (ii) a consummation of a business acquisition within the parameters and guidelines of Rule 419.

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                     Index To Unaudited Financial Statements

                                                                        Page
                                                                        ----
Unaudited Financial Statements:

 Balance Sheet - October 31, 1998                                         2

 Statement of Operations for the period April 8, 1998
   (date of Inception) Through October 31, 1998                           3

 Statement of Changes in Shareholders' Equity for the period
   April 8, 1998 (date of Inception) Through October 31, 1998             4

 Statement of Cash Flows for the period of April 8, 1998
   (date of Inception) Through October 31, 1998                           5

Notes to Unaudited Financial Statements                              6 to 8

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                                  Balance Sheet
                                   (Unaudited)
                                October 31, 1998


                                     Assets
Current Assets:

         Cash .....................................................    $  6,160
                                                                       ---------
                  Total current Assets ............................       6,160
                                                                       --------
Deferred Registration Costs .......................................      26,420
                                                                       --------
         Total Assets .............................................    $ 32,580
                                                                       ========

                      Liabilities And Shareholders' Equity

Current Liabilities:

         Accrued Registration Costs ...............................    $ 10,100
                                                                       --------
                  Total Current Liabilities .......................      10,100
                                                                       --------
Shareholders' Equity:
         Common stock, $.001 par value, 30,000,000 shares
           Authorized, 1,000,100 shares issued and outstanding ....       1,000

Additional paid-in-capital ........................................      21,500

Accumulated Deficit from April 8, 1998 (Inception)
  to October 31, 1998 .............................................         (20)
                                                                       --------
        Total Shareholders' Equity ................................      22,486
                                                                       --------
         Total Liabilities and Shareholders' Equity ...............    $ 32,580
                                                                       ========


                 See Accompanying Notes to Financial Statements

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                             Statement of Operations

                                   (Unaudited)
                         For the period of April 8, 1998
                  (Date of Inception) Through October 31, 1998


Revenues .....................................................      $      --

Expenses .....................................................               20

Net Income ...................................................              (20)

Net Income per Common Share ..................................          (.00002)

Weighted Average Number of Common Shares Outstanding .........        1,000,100


                 See Accompanying Notes to Financial Statements

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                  Statement of Changes in Shareholders' Equity

                                   (Unaudited)
                         For the period of April 8, 1998
                  (Date of Inception) Through October 31, 1998


                                           ===============================================================================
                                                     Common Stock             Additional   Income Accumulated
                                                                               Paid in     During the
                                             Shares          Par Value         Capital     Development Stage      Total
                                            ------------------------------------------------------------------------------
Issuance of stock to original
founders for cash                          1,000,100        $   1,000        $  21,500                          $  22,500

Net Income for the period April
8, 1998 (Date of Inception)
Thorough October 31, 1998                       --               --               --          $     (20)        $     (20)
                                           -------------------------------------------------------------------------------
Balance, October 31, 1998                  1,000,100        $   1,000        $  21,500        $     (20)        $  22,480
                                           ===============================================================================


                 See Accompanying Notes to Financial Statements

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows

                                   (Unaudited)
                         For the period of April 8, 1998
                  (Date of Inception) Through October 31, 1998



Cash Flows From Operating Activities:

     Net Income (Loss) ........................................        $    (20)

     Net increase in Accrued Registration Costs ...............          10,100

     Net increase in Deferred Registration Costs ..............         (26,420)

     Net Cash Used in Operating Activities ....................          16,340
                                                                       --------
Cash Flow From Financing Activities:
     Proceeds from issuance of common stock ...................          22,500
                                                                       --------
     Net Cash Provided By Financing Activities ................          22,500
                                                                       --------
Net Increase Cash: ............................................           6,160

Cash, beginning of period .....................................               0

Cash, end of period ...........................................        $  6,160
                                                                       ========


                 See Accompanying Notes to Financial Statements

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION AND OPERATIONS

Norcan Ventures, Inc. (the "Company") was incorporated in the state of Delaware on April 8, 1998, for the purpose of raising capital, which is to be used to effect a business combination. The Company is currently in the development stage. All activity of the Company to date related to its formation and proposed fund raising. Management has elected a December 31 year end for the Company.

The Company's ability to commence operations is contingent upon obtaining financing through a public offering of the Company's common stock.

The Company is planning to register its securities with the Securities and Exchange Commission and offer certain securities in a "blank check" offering subject to Rule 419 of the Securities Act of 1933, as amended ("Rule 419"). The offering allows for the Company to sell a minimum of 3,000,000 and a maximum of 4,000,000 shares of common stock, $.001 par value, at $.03 per share. Accordingly, the offering proceeds and the securities purchased by investors, less 10% of the deposited funds which will be delivered to the Company as permitted by Rule 419, will be entirely dependent upon the future performance of a single business.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less. For the period April 8, 1998 (Date of Inception) through October 31, 1998 the Company maintained its cash balances in an interest bearing account.

Utilization of Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income Per Common Share

Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.

Short-Term Classification

In accordance with the provision of Rule 419, the Company must liquidate if no qualified business combination can be arranged within 18 months of the effective date of the registration statement pertaining to the shares sold pursuant to Rule 419, therefore, for financial reporting concerns, the Company considers the business cycle and a short-term obligation to be 18 months or less.

NOTE 3.   CAPITAL STOCK

The Company's Certificate of Incorporation authorizes the issuance of 30,000,000 shares of Common Stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the proposed offering will occur.

NOTE 4. RELATED PARTY TRANSACTIONS

At October 31, 1998, various members of the Company's legal counsel owned 250,000 shares of the Company's Common Stock.

The Company secured a short-term note in the amount of $17,000 from an affiliate which Note was converted to 100 shares of common stock on September 4, 1998.

                              Norcan Ventures, Inc.
                          (A Development Stage Company)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 5. CONFLICTS OF INTERESTS

The proposed business of the Company raises potential conflicts of interest between the Company and its officers and directors. The Company has been formed for the purpose of locating a suitable business opportunity in which to participate. The officers and directors of the company (collectively the "Management"), who will not devote full time to the Company, are engaged in various other business activities. From time to time, in the course of such activities they may become aware of investment and business opportunities and may be faced with the issue of whether to bring such opportunities to the attention of the Company for its participation.

NOTE 6. INCOME TAXES

Income taxes are accounted for in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IN THE EVENT ANY MATERIAL CHANGES OR TRANSACTIONS NOT MENTIONED HEREIN ARISE, THE COMPANY HAS UNDERTAKEN THE RESPONSIBILITY TO AMEND THIS PROSPECTUS AND THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART, THROUGH THE FILING OF POST-EFFECTIVE AMENDMENTS, INDICATING THE EXISTENCE OF ANY SUCH MATERIAL CHANGES OR TRANSACTIONS WHICH ARE NOT REFLECTIVE OR CONTAINED HEREIN.




                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

Available Information                                                         6
Prospectus Summary                                                            6
Risk Factors                                                                  9
Selected Financial Information                                               19
Investors' Rights and Substantive
 Protection Under Rule 419                                                   20
The Company                                                                  22
Dilution                                                                     23
Use of Proceeds                                                              25
Capitalization                                                               27
Market For the Company's Common Stock                                        28
Plan of Operation                                                            28
Directors, Executive Officers, Promoters
  and Control Persons                                                        34
Conflicts of Interest                                                        35
Principal Stockholders                                                       37
Certain Transactions                                                         38
Description of Securities                                                    39
Distribution of Securities                                                   39
Legal Opinions                                                               41
Experts                                                                      42
Financial Statements                                                        F(i)




                              NORCAN VENTURES, INC.

                                4,000,000 Shares
                   of Common Stock, $.001 par value per Share


Until 90 days after the registered securities are released from escrow pursuant to Rule 419 of Regulation C, promulgated under the 1933 Securities Act, as amended, all dealers effecting transactions in the securities whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of the dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.


                                   ----------

                                   PROSPECTUS

                                   ----------





                              Norcan Ventures, Inc.
                          Suite 3132-595 Burrand Street
                         Vancouver, B. C. Canada V7X 1J1
                                 (604) 683-0564

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Indemnification of Directors and Officers

     Section 145 of The Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment,order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested director so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including (any constituent of a constituent) absorbed in a consolidation or merger which, if separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

The Securities and Exchange Commission's Policy on Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

     The estimated expenses in connection with this offering are as follows:

                  Item                                                   Amount
                  ----                                                   ------

Securities and Exchange Commission
 Registration Fee                                                     $    35.00
Cost of Electronic Filings                                              5,000.00
Cost of Printing and Engraving                                          1,000.00
Escrow Fees                                                               500.00
Legal Fees                                                             20,000.00
Accountants' Services and Expenses                                      3,000.00
"Blue Sky" Fees and Expenses                                              500.00
Miscellaneous Expenses                                                  1,000.00

TOTAL                                                                 $31,035.00

Item 26. Recent Sales of Unregistered Securities

     During the past three years, the Registrant has sold securities in the manner set forth below without registration under the Securities Act of 1933, as amended (the "Act").

     In on or about April 1998 the Company raised $5,500 in said capital through the sale of 1,000,000 shares of common stock as follows:

================================================================================
              Name and address of                    Shares of Common Stock
                 Beneficial                                Purchased
                  Owner
--------------------------------------------------------------------------------
       Gordon Keep                                        50,000
       5476 Angus Dr.
       Vancouver, B.C.
       Canada V6M 3N4
--------------------------------------------------------------------------------
       1213788 Ontario Limited                           225,000
       c/o Robert Cross
       Suite 1000 Bentall Four
       1055 Dunsmuir Street
       P.O. Box 49333
       Vancouver, B.C.
       Canada V7X 1L4
--------------------------------------------------------------------------------
       Keith Peck                                        225,000
       Suite 1000 Bentall Four
       1055 Dunsmuir Street
       P.O. Box 49333
       Vancouver, B.C.
       Canada V7X 1L4
--------------------------------------------------------------------------------
       David Patterson                                   125,000
       Suite 1360
       605 Robson Street
       Vancouver, B.C.
       Canada V6B 5J3
--------------------------------------------------------------------------------
       Michael Seifert                                   125,000
       700-625 Howe Street
       Vancouver, B.C.
       Canada V6C 2T6
--------------------------------------------------------------------------------
       Joseph Sierchio                                   125,000
       41 East 57th Street
       Penthouse A,
       New York, NY 10022
--------------------------------------------------------------------------------
       Stephen A. Albert                                 125,000
       41 East 57th Street
       Penthouse A,
       New York, NY 10022
================================================================================

     Except for the securities being registered hereunder, such shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended, subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

   The Registrant believes that each of the above-referenced transactions was exempt from registration under the Act, pursuant to Regulation S as promulgated under the Act and by Section 4(2) of the Act and the rules and regulations promulgated thereunder as a transaction by an issuer not involving any public offering.

    Item 27.     Exhibits

    3(i) (1)     Certificate of Incorporation*

    3(i) (2)     Amendment to Certificate of Incorporation*

    3(ii)        By-Laws*

    4(i) (1)     Form of Escrow Agreement*

    4(i) (2)     Form of Subscription Agreement*


    4(i) (3)     Agency Agreement dated November 30, 1998*


    5(i)         Opinion of Sierchio & Albert, P.C.*


    5(ii)        Opinion of Sierchio & Albert, P.C. dated January 28, 1999


    23(i) (1)    Consent of Sierchio & Albert, P.C. (included in Exhibit 5(i))*

    23(i)(2)     Consent of Prinzi & Company

    24           Power of Attorney**



----------
*    Previously Filed

**   Included on the Signature Page to the  Registration  Statement on Form SB-2

Item 28. Undertakings

     (1) To file, during any period in which offers and sales of the securities offered hereby are made, a post-effective amendment to this Registration
Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); and

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That all such post-effective amendments will comply with the applicable form, rules and regulations of the Securities and Exchange Commission in effect at the time of the filing thereof.

     (5) In the event any material changes or transactions not mentioned herein arise, the Company has undertaken the responsibility to amend this prospectus and the Registration Statement, of which this prospectus is a part, through the filing of post-effective amendments, indicating the existence of any such material changes of transactions which are not reflected or contained herein, if such changes occurs within 90 days of the Effective Date.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized in the City of Vancouver on the 26th day of January, 1999.



                      NORCAN VENTURES, INC.
                      (Registrant)

                                   s/Gordon Bruce Keep
                                   -----------------------------------------
                      By:
                                   Gordon Bruce Keep, President and Director

                              NORCAN VENTURES, INC.
                               AMENDMENT NO. 3 TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ON FORM SB-2

                                INDEX TO EXHIBITS

Document                                                                    Page


3(i)(1)   Certificate of Incorporation*

3(i)(2)   Amendment to Certificate of Incorporation*

3(ii)     By-Laws*

4(i)(1)   Form of Escrow Agreement*

4(i)(2)   Form of Subscription Agreement*


4(i)(3)   Agency Agreement dated November 30, 1998*


5(i)      Opinion of Sierchio & Albert, P.C.*


5(ii)     Opinion of Sierchio & Albert, P.C. dated January 28, 1999


23(i)(1)  Consent of Sierchio & Albert, P.C. (included in Exhibit 5(i))*

23(i)(2)  Consent of Prinzi & Company

24        Power of Attorney*

----------
*  Previously filed